SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

SENSIENT TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 5, 2021

Dear Fellow Shareholder:

You are invited to attend the Annual Meeting of Shareholders of Sensient Technologies Corporation. The meeting will be held on Thursday, April 22, 2021, at 8:00 a.m., Central Time. In light of the continuing public health situation due to COVID-19, the meeting will be held virtually only. You will not be able to attend the Annual Meeting in person.

I hope that you will be able to join us for the virtual meeting: (i) to elect ten directors nominated by the Board of Directors of the Company as described in the Proxy Statement; (ii) to give an advisory vote on our executive compensation; and (iii) to ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors of the Company for 2021; and to transact such other business as may properly come before the meeting or any adjournment thereof.

To participate in the Annual Meeting, please register to attend at https://register.proxypush.com/sxt and enter the control number found on your proxy card, voting instruction form, or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the Annual Meeting website.  Instructions will be available during the meeting.

Whether or not you plan to attend the virtual meeting, it is important that you exercise your right to vote as a shareholder. Please indicate your vote by completing your proxy in one of three ways according to the instructions contained in the Notice of Internet Availability of Proxy Materials: (1) vote by telephone; (2) vote by Internet; or (3) complete a proxy card and return it using the envelope provided. Be assured that your votes are completely confidential.

We are also delivering our 2020 Annual Report on Form 10-K by mail or over the Internet for your review.

On behalf of the officers and directors of the Company, thank you for your continued support and confidence.

Sincerely,

Paul Manning
Chairman, President and Chief Executive Officer

SENSIENT TECHNOLOGIES CORPORATION

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Notice of Annual Meeting to be held on April 22, 2021

To the Shareholders of Sensient Technologies Corporation:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Shareholders (“Meeting”) of Sensient Technologies Corporation, a Wisconsin corporation (“Company”), will be held online on Thursday, April 22, 2021, at 8:00 a.m., Central Time, for the following purposes:

1.	To elect ten directors nominated by the Board of Directors of the Company as described in the proxy statement;

2.
To give an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the proxy statement;

3.	To ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors of the Company for 2021; and

To transact such other business as may properly come before the Meeting or any adjournments thereof.  Register to attend the Meeting at https://register.proxypush.com/sxt.

Important Notice Regarding the Internet Availability of Proxy Materials
for the Shareholder Meeting to be held on April 22, 2021

The Proxy Statement and Notice of Annual Meeting and the 2020 Annual Report on Form 10-K are
available on Sensient’s website at http://investor.sensient.com.

The Board of Directors has fixed the close of business on February 26, 2021 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof. Holders of a majority of the outstanding shares must be present at the Meeting online or by proxy in order for the Meeting to be held. As allowed under the Securities and Exchange Commission’s rules, we have elected to furnish our proxy materials over the Internet to most shareholders and deliver printed proxy materials to Sensient’s employee benefit plan participants that have not received notice of default electronic delivery and other shareholders who have requested paper copies. We have mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to those shareholders who will receive our proxy materials over the Internet. The Notice contains instructions on how to access this proxy statement and our Annual Report on Form 10-K via the Internet and how to vote.

Shareholders of record who wish to vote at the Meeting may do so by attending the Meeting online. Whether or not you are able to attend the Meeting, to ensure that your shares are represented at the Meeting, please complete your proxy in one of three ways:  (1) vote by telephone; (2) vote by Internet; or (3) complete a proxy card and return it using the envelope provided, each according to the instructions provided in this proxy statement or contained in the Notice. You may revoke your proxy at any time before it is actually voted by delivering a notice in writing to the undersigned (including by delivering a later-executed proxy or voting by telephone or by Internet) or by voting at the Meeting online.

On Behalf of the Board of Directors

John J. Manning, Secretary
Milwaukee, Wisconsin
March 5, 2021

PROXY VOTING INSTRUCTIONS

If you are a record holder, you may cast your vote online during the 2021 Annual Meeting of Shareholders (the “Meeting”) or by any one of the following ways:

BY TELEPHONE: You may call the toll-free number indicated in the Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card. Follow the simple instructions and use the personalized control number specified in the Notice or on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned a proxy card.

OVER THE INTERNET: You may visit the website indicated in the Notice or on your proxy card. Follow the simple instructions and use the personalized control number specified in the Notice or on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned a proxy card.

BY MAIL: You may mark, sign, and date a proxy card received by mail and return it in the postage-paid envelope provided.

DURING THE VIRTUAL MEETING: You may register to attend and participate in the Meeting by entering the control number found on your proxy card, voting instruction form, or Notice at https://register.proxypush.com/sxt. You will be able to vote during the Meeting by following the instructions available on the Meeting website. If you are a beneficial holder and you would like to vote at the Meeting, please contact your bank, broker, or other nominee to request a legal proxy. Please note that you will not be able to vote your shares at the Meeting without a legal proxy. You will need to ask your bank, broker, or other nominee to furnish you with a legal proxy. Please send a copy of your legal proxy to EQSS-ProxyTabulation@equiniti.com. We encourage you to vote your shares in advance, even if you plan to attend the Meeting.

If you are a participant in a Sensient employee benefit plan, you have the right to instruct the trustees and/or administrators of such plans to vote the shares allocated to your plan account. If no instructions are given, or if your voting instructions are not received by the deadline shown on the voting instruction form, the uninstructed shares will be voted in accordance with the provisions of the applicable plan.

If you are a beneficial holder, you may receive additional instructions from the bank or broker that holds shares for your benefit on how to vote your shares with these proxy materials or with the Notice. If a broker does not receive voting instructions from the beneficial owner on the election of directors, on the approval of our executive compensation, or on any matter relating to executive compensation, the broker may not vote such shares and may return a proxy card with no vote on these matters, in which case such shares will have no effect in the outcome of such matters (except that such shares will be counted for purposes of determining whether a quorum is present at the Meeting).

Instructions on how to access Sensient’s proxy materials and our 2020 Annual Report on Form 10-K via the Internet and how to vote can be found in the Notice made available to our shareholders of record and beneficial owners and on the proxy card.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING,
PLEASE CONTACT OUR PROXY SOLICITOR,

D.F. KING & CO., INC.,
TOLL FREE AT (800) 331-6359.

SENSIENT TECHNOLOGIES CORPORATION

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 271-6755

Proxy Statement

For Annual Meeting of Shareholders
to be held on April 22, 2021

GENERAL

This proxy statement and proxy are furnished to the shareholders of Sensient Technologies Corporation, a Wisconsin corporation (the “Company” or “Sensient”), in connection with the solicitation by the Board of Directors of the Company (“Board”) of proxies for use at the Company’s 2021 Annual Meeting of Shareholders, and at any adjournments thereof (“Meeting”), for the purposes set forth in the Notice of Annual Meeting and in this proxy statement. The Meeting will be held virtually on Thursday, April 22, 2021, at 8:00 a.m., Central Time.  Register to attend the Meeting at https://register.proxypush.com/sxt.

As permitted under Securities and Exchange Commission rules, the Company is once again making this proxy statement and other annual meeting materials available on the Internet instead of mailing a printed copy of these materials to each shareholder. Most shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail and will not receive a printed copy of these materials (other than Sensient’s benefit plan participants that have not received notice of default electronic delivery and other shareholders who request a printed copy as described below). Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in Sensient’s proxy materials on the Internet, and how shareholders may submit proxies by mail, by telephone, or over the Internet. The Notice is being mailed to shareholders, and the proxy materials will be available on the Internet, beginning on or about March 5, 2021.

If you would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

The form of proxy solicited by the Board for the Meeting, this proxy statement, the Notice of Annual Meeting, and the 2020 Annual Report on Form 10-K (“2020 Annual Report”), are available on our website at http://investor.sensient.com. The Company will provide copies of the exhibits to the 2020 Annual Report to shareholders upon request. The 2020 Annual Report and financial statements are neither a part of this proxy statement nor incorporated herein by reference.

Who can vote?

Only holders of record of the Company’s Common Stock, par value $0.10 per share (“Common Stock”), as of the close of business on February 26, 2021, are entitled to notice of, and to vote at, the Meeting. On that date, the Company had 42,352,382 shares of Common Stock outstanding, each of which is entitled to one vote on each proposal submitted for shareholder consideration at the Meeting.

How will proxies be voted?

Subject to the applicable New York Stock Exchange regulations regarding discretionary voting by brokers as described below, a proxy that is (1) properly executed; (2) duly transmitted via mail, telephone, or Internet to the Company or its authorized representatives or agents; and (3) not revoked, will be voted in accordance with the shareholder’s instructions contained in the proxy. If no instructions are indicated on the executed proxy, the shares represented thereby will be voted as follows:

•	FOR the election of the Board’s ten nominees for director;

•
FOR approval of the compensation of our named executive officers, as disclosed herein pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this proxy statement;

•	FOR ratification of the Board’s appointment of Ernst & Young LLP as the Company’s independent auditors for 2021; and

•	On such other matters that may properly come before the Meeting in accordance with the best judgment of the individual proxies named in the proxy.

How are Broker non-votes handled?

Brokers are not entitled to vote on the election of directors, on the advisory shareholder vote on our executive compensation, or on any other matter relating to executive compensation unless they receive voting instructions from the beneficial owner, but they will be able to vote with respect to ratification of Ernst & Young LLP as our auditors for 2021. If a broker does not receive voting instructions from the beneficial owner, the broker may return a proxy card with no vote on the matters that the broker is not entitled to vote on, which is generally referred to as a broker non-vote. The shares subject to a broker non-vote will be counted for purposes of determining whether a quorum is present at the Meeting if the shares are represented at the Meeting by proxy from the broker. A broker non-vote will have no effect with respect to the election of directors, the advisory shareholder vote on our executive compensation, or any other matter related to executive compensation.

What if I hold shares through multiple entities?

Shares held in the same registration (for example, shares held by an individual directly and through an employee benefit plan) will be combined onto the same proxy card whenever possible. However, shares held with different registrations cannot be combined and, therefore, a shareholder may receive more than one proxy card. If you hold shares in multiple accounts with different registrations, you must vote each proxy card you receive to ensure that all shares you own are voted in accordance with your directions.

What if I want to change or revoke my proxy?

Any record shareholder giving a proxy may revoke it at any time before it is exercised at the Meeting by delivering written notice thereof to the Secretary of the Company or by transmitting a later-executed proxy (including by telephone or by Internet). If you are a beneficial holder (that is, if your shares are held through your bank or broker), you must contact your bank or broker to determine how to revoke your voting instructions.

Can I vote during the virtual Meeting?

Any record shareholder attending the Meeting may vote through the virtual Meeting website whether or not the shareholder has previously filed a proxy. Attending the virtual Meeting and voting during the Meeting revokes a previously filed proxy, but presence during the Meeting by a shareholder who has submitted a proxy does not in itself revoke the proxy.

If you are a beneficial holder and you would like to vote at the Meeting, please contact your bank, broker, or other nominee to request a legal proxy. Please note that you will not be able to vote your shares at the Meeting without a legal proxy. You will need to ask your bank, broker, or other nominee to furnish you with a legal proxy. Please send a copy of your legal proxy to EQSS-ProxyTabulation@equiniti.com.

How can I participate in the virtual Meeting?

You are entitled to participate in the Meeting if you were a shareholder as of the close of business on February 26, 2021. To be admitted to the Meeting, you will need your control number found on your proxy card, voting instruction form, or Notice. You should register for the Meeting in advance at https://register.proxypush.com/sxt, and you will receive a confirmation email to indicate that you have been registered. The Meeting will begin promptly at 8:00 a.m., Central Time. If you have registered for the Meeting in advance at https://register.proxypush.com/sxt, you will receive an email reminder one hour in advance of the Meeting.  This reminder will contain a toll-free number to assist you if you have difficulty accessing the Meeting. If you hold shares through a bank, broker, or other nominee, you will need to contact such bank, broker, or other nominee for assistance with your control number.  There is no deadline by which you need to register for the Meeting.

Whether or not you participate in the Meeting, it is important that your shares be part of the voting process. The other methods by which you may vote are described above.

We expect to offer the same type of participation opportunities during the virtual Meeting as we have at past in-person meetings for shareholders. Questions may be submitted during the Meeting by following the instructions provided during the Meeting. We expect to respond to questions during the Meeting, and may also respond to questions on an individual basis or by posting answers on our Investor Information website after the Meeting.

Who is paying for the proxy process?

The cost of soliciting proxies will be borne by the Company. The Company will use the services of D.F. King & Co., Inc., New York, New York, to aid in the solicitation of proxies. The Company expects that it will pay D.F. King & Co., Inc., its customary fees, estimated not to exceed approximately $10,500 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. The Company will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses in sending proxy materials to beneficial owners.

Will anyone be contacting me about my proxy vote?

Proxies may be solicited by directors, officers, or employees of the Company or D.F. King, in person, by telephone, or by Internet.

ITEM 1.

ELECTION OF DIRECTORS

All directors are elected on an annual basis for one-year terms. The Board currently consists of ten members.  The Board has re-nominated its ten current directors: Messrs. Cichurski, Paul Manning, and Morrison; Drs. Carleone, Ferruzzi, Landry, and Wedral; and Mses. Jackson, McKeithan-Gebhardt, and Whitelaw.

The Company intends that the persons named as proxies on the proxy cards will vote FOR the election of the Board’s ten nominees if executed but unmarked proxies are returned (excluding broker non-votes). If any nominee should become unable to serve as a director prior to the Meeting, the shares represented by proxy cards that include directions to vote in favor of that nominee or that do not contain any other instructions (excluding broker non-votes) will be voted FOR the election of such other person as the Board may recommend.

Sensient’s Amended and Restated Articles of Incorporation provide that directors shall be elected by a majority of the votes cast by the shares entitled to vote at a meeting at which a quorum is present except in a contested election of directors. Brokers do not have discretion to cast votes in the election of directors with respect to any shares for which they have not received voting directions from their beneficial owners. Broker non-votes and abstentions will not affect the outcome of this proposal.

Under the Company’s Amended and Restated By-Laws (“By-laws”), written notice of other qualifying nominations by shareholders for election to the Board, together with a completed Directors and Executive Officers Questionnaire, affirmation, consent, and certain other materials as specified in the Company’s By-laws, must have been received by the Secretary no later than 90 days before the Meeting, or January 22, 2021. As no notice of any other nominations was received, no other nominations for election to the Board may be made by shareholders at the Meeting.

Director Selection Criteria; Director Qualifications and Experience

The Company’s Director Selection Criteria are attached as Appendix A to this proxy statement and also available on the Company’s website. These criteria are periodically reviewed by the Nominating and Corporate Governance Committee. The criteria require independence and an absence of material conflicts of interest of all independent and non-management directors. The criteria also describe the personal attributes and the broad mix of skills and experience of directors sought by the Company in order to enhance the diversity of perspectives, professional experience, education, and other attributes, and the overall strength of the composition of the Board. The skills and experience that we consider most important for membership on the Board include a background in at least one of the following areas:

•	substantial recent business experience at the senior management level, preferably as chief executive officer;

•	a recent leadership position in the administration of a major college or university;

•	recent specialized expertise at the doctoral level in a science or discipline important to the Company’s business;

•	recent prior senior level governmental or military service;

•	financial expertise; or

•	risk assessment, risk management, or employee benefit skills or experience.

Below, we describe the particular skills, experience, qualifications, and other attributes that the Board believes qualify each of Sensient’s nominees to serve on the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ALL TEN NOMINEES DESCRIBED BELOW. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES (EXCLUDING BROKER NON-VOTES) WILL BE VOTED FOR ALL TEN NOMINEES DESCRIBED BELOW.

Overview of the Board

Seven out of Sensient’s ten directors are classified as diverse. Four directors are women, one of whom is African American. Two directors are veterans. One director is an immigrant to the United States. Four directors are current or former CEOs, two of whom are women. One director is the CFO of a large public corporation. One director is Dean of the Columbia University Medical School. Our directors collectively hold over 90 patents. Our Board collectively holds four PhDs, four MBAs, two JDs, one CPA, and one MD. Although only two of our directors currently serve on other public company boards, our directors have served on the boards of seven other companies and numerous charitable, industry, and academic boards.

Nine of the Company’s 14 officers are classified as diverse. Four of the Company’s officers are women, including two of the Company’s executive officers.  Two officers are African-American, including one African-American woman, and one executive officer is Asian, who is not American.  Four officers are veterans, including three of the Company’s Named Executive Officers.  For more information, please see the Company’s 2020 Sustainability Report.

The table below summarizes the key skills and expertise that we consider important for our director nominees considering our business strategy. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director nominee does not possess that qualification or skill. The table below also summarizes certain background information with respect to each director nominee. Our director nominees’ biographies set forth below describe each director’s background and relevant experience in more detail.

Skills and Expertise	Carleone	Cichurski	Ferruzzi	Jackson	Landry	Manning	McKeithan Gebhardt	Morrison	Wedral	Whitelaw
CEO or senior officer of business, university, governmental, or military organization	●			●	●	●	●	●	●	●
International experience	●	●	●	●		●		●	●
Human resource experience	●					●		●	●	●
Compensation program experience or expertise	●			●				●	●	●
Risk assessment or risk management experience or expertise	●	●		●		●	●	●	●	●
Financial literacy	●	●		●		●	●	●		●
Chemistry or food science experience or expertise			●		●	●			●
Age/Tenure/Sex/Veteran
Age	75	79	46	48	66	46	62	58	77	72
Board Tenure	7	8	6	2	6	9	7	5	15	28
Sex	M	M	M	F	M	M	F	M	F	F
Veteran		●				●
Race/Ethnicity/Nationality
African American/Black										●
Asian/South Asian
White/Caucasian	●	●	●	●	●	●	●	●	●
Hispanic/Latino
Native American
Born Outside of the U.S.			●

Dr. Joseph Carleone Age 75	Director Since 2014 Lead Director Audit Committee Executive Committee Scientific Advisory Committee

Professional Experience:

●	Senior Adviser (2019-present) of OES Europe, an independent advisory network specializing in strategic cross-border mergers & acquisitions and in management buy-outs.
●	Chairman of the Board (2015-2018) of AMPAC Fine Chemicals LLC, a leading manufacturer of pharmaceutical active ingredients
●
President and Chief Executive Officer (2010-2015), President and Chief Operating Officer (2006-2009), and Chairman of the Board (2013-2014) of American Pacific Corporation, a leading custom manufacturer of fine and specialty chemicals and propulsion products

Other Recent Public Company Directorships:

●	American Pacific Corporation (2006-2015)
●	Non-executive Chairman, Avid Bioservices, Inc. (2017-present), a biopharmaceutical manufacturing company focused on mammalian cell technology to support the pharmaceutical industry

Other Experience:

●	Drexel University, B.S., Mechanical Engineering
●	Drexel University, M.S., Applied Mechanics
●	Drexel University, Ph.D., Applied Mechanics

Qualifications:

●
Operational, governance, management, and scientific experience, including as Chief Executive Officer and as Chairman of a public corporation with international operations in the fine and specialty chemical industries.

Edward H. Cichurski Age 79	Director Since 2013 Audit Committee (Chairman) Executive Committee Finance Committee Scientific Advisory Committee

Professional Experience:

●
35 years practicing as a CPA with PricewaterhouseCoopers and its predecessors (retired in 2000), including service in Barcelona, Spain (1978-1981), as the Managing Partner of the Milwaukee office (1989-1996), and in the Office of the General Counsel at PricewaterhouseCoopers’ National Office in New York (1996-2000)

●	Executive Vice President of Merchants & Manufacturers Bancorporation and as President of its financial services subsidiary (2000-2007)

Other Recent Public Company Directorships:

●	None

Other Experience:

●	Saint Peter’s College, B.S.
●	Fairleigh Dickinson University, M.B.A.
●	First Lieutenant in the U.S. Army, Army Commendation Medal recipient
●	Member of the American Institute of Certified Public Accountants
●	Member of the Wisconsin Institute of Certified Public Accountants

Qualifications:

●	Accounting and auditing experience and expertise, including extensive experience auditing public corporations as a certified public accountant;
●	Substantial U.S. and international experience assisting global businesses in a variety of industries and extensive knowledge and experience with the IRS, SEC, and other government agencies; and
●	Business experience, both at a senior management level and as an advisor to companies in a variety of manufacturing and consumer products businesses.

Dr. Mario Ferruzzi Age 46	Director Since 2015 Compensation and Development Committee Nominating and Corporate Governance Committee Scientific Advisory Committee

Professional Experience:

●
David H. Murdock Distinguished Professor (2019-present), and Professor of Food Science and Nutrition (2016-2019) in the Plants for Human Health Institute and the Department of Food, Bioprocessing and Nutrition Science at North Carolina State University

●	Professor in the Department of Food Science at Purdue University (2004-2016)
●
Research Scientist positions in the Coffee and Tea Beverage Development group at Nestlé Research & Development Center, Marysville, Ohio, and the Nutrition & Health and Scientific & Nutritional Support Departments at the Nestlé Research Centre in Lausanne, Switzerland (2001-2004)

Other Recent Public Company Directorships:

●	None

Other Experience:

●	Duke University, B.S. in Chemistry
●	The Ohio State University, M.S. in Food Science and Nutrition
●	The Ohio State University, Ph.D. in Food Science and Nutrition
●	Expertise in analytical chemistry and its applications to food and nutrition research and product development
●
Research consistently funded by federal agencies including the U.S. Department of Agriculture, the National Institutes of Health, and the United States Agency for International Development, as well as the food industry

●	Over 180 publications as well as extensive experience with national and international collaborations, research, and product development
●
Recipient of numerous research awards from the Institute of Food Technologists (IFT) (2010 Samuel Cate Prescott Young Investigator Award), the American Society for Nutrition (ASN) (2011 Mary Rose Swartz Young Investigator Award), Purdue University (2012 Agricultural Research Award), the General Mills Bell Institute of Health and Nutrition (2018 Innovation Award), and IFT/ASN (2019 Gilbert A. Leveille Award and Lectorship)

●	Named a University Faculty Scholar by Purdue University in 2013
●	Member of the Board of Trustees for the North America branch of the International Life Science Institute
●	Professional member of IFT, ASN, and the American Chemical Society (ACS)
●	Fellow of the Royal Society of Chemistry
●	Chair (2014) of the Food Science & Nutrition Solutions Taskforce, a joint working group between IFT-ASN-IFIC and the Academy of Nutrition and Dietetics (AND)
●	Serves on the editorial boards of Nutrition Research, Nutrition Today, and Critical Reviews in Food Science and Nutrition
●	Associate Editor for the Royal Society of Chemistry’s journal, Food & Function

Qualifications:

●	Expert in analytical chemistry and its application to food and nutrition;
●	Extensive industry and academic experience, including extensive experience with new product development and product commercialization; and
●	Extensive international research collaborations and experience in Europe, Asia, Africa, and Latin America.

Carol R. Jackson Age 48	Director Since 2019 Audit Committee Nominating and Corporate Governance Committee Scientific Advisory Committee

Professional Experience:

●	Chairman, President, and Chief Executive Officer (2017-present) and Corporate Officer, Senior Vice President, and General Manager (2014-2017) of HarbisonWalker International
●
Corporate Officer, Vice President (GM), Carpenter Technology Corporation (2011-2013); Managing Director, Global Raw Materials Purchasing (2009-2011), General Manager Global Powder Coatings (2007-2009), Commercial Segment Manager Architectural Coatings (2005-2006), Global Sales Account Manager Automotive OEM Glass (2002-2005), Global Sales Account Manager Consumer Electronics Coatings (2001-2002), Market Development Manager (1999-2001) at PPG Industries

Other Recent Public Company Directorships:

●	AZZ Inc. (2021-present), a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services

Other Experience:

●	Duquesne University, B.S. in Business Administration
●	University of Pittsburgh, Juris Doctorate
●	Carnegie Mellon University, M.S. in Industrial Administration (M.B.A.)
●	Yale School of Management Executive Education Program
●	Certified Transformative Mediator
●	Director and Member of Governance Committee (2014-present), Junior Achievement of Western Pennsylvania
●	Licensed attorney (1999-present) Pennsylvania
●	Business Process Improvement Green Belt
●	Women’s Leadership Council and Impact Fund Committee, United Way

Qualifications:

●
Extensive management experience in private and public enterprises, including public corporations with extensive manufacturing, international operations, and chemical businesses, and leadership experience as a Chief Executive Officer; and

●	Experience in business roles including management, sales, marketing, procurement, acquisitions, and business development.

Dr. Donald W. Landry Age 66	Director Since 2015 Compensation and Development Committee Nominating and Corporate Governance Committee (Chairman) Scientific Advisory Committee

Professional Experience:

●	Member of the faculty of Columbia University (1985-present)
●	Professor and Chair of the Department of Medicine at Columbia University’s College of Physicians and Surgeons (2008-present)
●	Director of the Division of Experimental Therapeutics and Physician-in-Chief for the Medical Service at New York Presbyterian Hospital/Columbia Medical Center
●	Founding director of Tonix Pharmaceuticals, Inc., a wholly-owned subsidiary of Tonix Pharmaceuticals Holding Corp. (2007-2011)
●	Co-founder and a member of L&L Technologies LLC, a private company formed to develop medications for central nervous system conditions (1996-present)
●	Co-founder of Vela Pharmaceuticals, a private company that developed several drugs for central nervous system disorders, including very low dose (VLD) cyclobenzaprine for fibromyalgia syndrome

Other Recent Public Company Directorships:

●
Tonix Pharmaceuticals Holding Corp. (2011-2019), a pharmaceutical company that develops next-generation medicines for common disorders of the central nervous system, including fibromyalgia, post-traumatic stress disorder, and episodic tension-type headache

Other Experience:

●	Lafayette College, B.S. in chemistry (1975)
●	Harvard University, Ph.D. in organic chemistry (1979)
●	Columbia University’s College of Physicians and Surgeons, M.D. (1983)
●	Developed the first artificial enzyme to degrade cocaine and his report in Science was voted one of top 25 papers in the world for 1993 by the American Chemical Society
●	Discovered that vasopressin can be used to treat vasodilatory shock, which fundamentally changed intensive care medicine
●	Pioneered an embryo-sparing approach to the generation of human embryonic stem cells
●	Served as a member of the President’s Council on Bioethics during the George W. Bush administration
●	Awarded the Presidential Citizens Medal, the nation’s second-highest civilian award (2008)
●	Elected to the National Academy of Inventors (2016)
●	National Institutes of Health (NIH) Physician-Scientist, Columbia University (1985-1990)
●	Published 116 peer-reviewed articles, authored 33 review articles or book chapters, and holds 51 patents as inventor or co-inventor

Qualifications:

●	Expert in the medical and pharmaceutical fields and has unique experiences in the formation, operation, and public registration of a start-up pharmaceutical company; and
●
Experience as director of a public corporation; experience in commercialization of new products and in research and development; strong technical acumen in chemistry, medicine, and the pharmaceutical industry and other fields related to our business; and academic background.

Paul Manning Age 46	Director Since 2012 Executive Committee (Chairman) Finance Committee Scientific Advisory Committee

Professional Experience:

●	Chairman, President and Chief Executive Officer of Sensient Technologies Corporation (2016-present)
●
Formerly President and Chief Executive Officer (2014-2016), President and Chief Operating Officer (2012-2014), President, Color Group (2010-2012), and General Manager, Food Colors North America (2009-2010) of Sensient Technologies Corporation

●	Mergers and Acquisitions Integration Manager of the Fluke Division of Danaher Corporation
●	Various supply chain and project manager positions with McMaster-Carr Supply Company

Other Recent Public Company Directorships:

●	None

Other Experience:

●	Stanford University, B.S. in Chemistry
●	Northwestern University, M.B.A.
●	Attended Stanford University on a Naval ROTC scholarship
●	Served in the U.S. Navy as a Surface Warfare Officer for four years

Qualifications:

●	Responsible for articulating and executing the Company’s strategy, upgrading of sales force and general manager talent, and leading the Board of Directors;
●	Extraordinarily detailed knowledge of the Company’s operations enables him to keep the Board well informed regarding the Company’s performance and opportunities;
●	Strong background in chemistry allows him to direct product and technology research and development efforts; and
●	Prior experience in mergers and acquisitions and supply chain management.

Deborah McKeithan-Gebhardt Age 62	Director Since 2014 Finance Committee (Chairman) Nominating and Corporate Governance Committee Scientific Advisory Committee

Professional Experience:

●	Chief Executive Officer, President, and Chief Operating Officer of Tamarack Petroleum Company, Inc., a private company engaged in oil and gas exploration and operation (2019-present)
●	Chief Executive Officer of Tamarack River Resources, LLC, a Delaware limited liability company of which Tamarack Petroleum is the majority member (2009-present)
●	Previously President and Chief Operating Officer of Tamarack Petroleum Company, Inc. (2009-2019), and Vice President and General Counsel of Tamarack Petroleum Company, Inc. (1991-2009)

Other Recent Public Company Directorships:

●	None

Other Experience:

●	Cardinal Stritch University, B.S. in Business Administration (1980)
●	Marquette University Law School, Juris Doctor degree, summa cum laude (1987)
●	Marquette University Law School Advisory Board

Qualifications:

●
As Chief Executive Officer, President, and Chief Operating Officer, and previously as Vice President and General Counsel, has primary responsibility for, and extensive experience in, a range of strategic and operational matters, including strategic planning, risk management, financial management, human resources, compensation and employee benefits, regulatory and compliance, and legal affairs.

Scott C. Morrison Age 58	Director Since 2016 Audit Committee Compensation and Development Committee (Chairman) Scientific Advisory Committee

Professional Experience:

●
Senior Vice President and Chief Financial Officer of Ball Corporation, a leading global supplier of innovative, sustainable packaging solutions for beverage, food, and household products customers (2010-present)

●	Vice President and Treasurer of Ball Corporation (2000-2009)
●	Various senior corporate banking roles at Bank One, First Chicago, and NBD Bank, Detroit

Other Recent Public Company Directorships:

●	None

Other Experience:

●	Indiana University, B.S. in Finance (1984)
●	Wayne State University, M.B.A. (1988)
●	Executive Committee Member of the Board for the National Association of Manufacturers
●	Past Community Chairman of the Denver Chapter of the Kelley School of Business Indiana University
●	Served as Chairman of the National Association of Corporate Treasurers
●	Expert testimony witness to the U.S. House of Representatives Agricultural Committee on Dodd-Frank legislation
●	Recognized as CFO of the Year by CFO Magazine and Institutional Investor

Qualifications:

●
Possesses a wealth of valuable leadership experience and financial expertise, gained through currently serving as Chief Financial Officer of a publicly traded multinational corporation and having served in various other executive management and senior corporate banking roles;

●
Significant experience in mergers and acquisitions and post-merger integration, including Ball Corporation’s $6.1 billion acquisition and integration of Rexam PLC, a metal beverage packaging manufacturer; and

●	Experience, expertise, and background in capital allocation, financial reporting, international, and compliance matters.

Dr. Elaine R. Wedral Age 77	Director Since 2006 Compensation and Development Committee Executive Committee Finance Committee Scientific Advisory Committee (Chairman)

Professional Experience:

●
Served in various capacities with the Nestle Company, including as President of Nestlé R&D Center, Inc., and director of Nestlé R&D Food Service Systems Worldwide (2000-2006), and as President of all Nestlé U.S. R&D Centers (1988-1999)

●
Served as President of the International Life Sciences Institute-North America, a non-profit organization based in Washington, D.C., that provides a forum for academic, government, and industry scientists to identify important nutrition and food safety issues and works toward solutions for the benefit of the general public

●
Serves on the editorial board of Food Processing magazine, serves on the board of the Women’s Global Health Institute at Purdue University, and works with several industry groups and universities on food science issues in an advisory capacity

Other Recent Public Company Directorships:

●
Balchem Corporation (2003-2014), a developer, manufacturer, and marketer of specialty performance ingredients and products for the food, nutritional, feed, pharmaceutical, and medical sterilization industries

Other Experience:

●	Purdue University, B.S. in Biochemistry
●	Cornell University, M.S. in Food Microbiology
●	Cornell University, Ph.D. in Food Biochemistry
●	Served as chair of the governance and nominating committee and a member of the compensation committee of Balchem Corporation
●
During her tenure with Nestle, gained extensive international experience, served on Nestle’s Executive Management Committee, managed Nestle’s various joint ventures, developed the strategy and accompanying R&D program for its foodservice systems, and was responsible for the reorganization and supervision of Nestle’s existing R&D facilities in North America with over 700 personnel

●	Recipient of awards from the Connecticut Technology Council (CTC) (Women of Innovation award), Women in Food (Woman of the Year), and Purdue University (Distinguished Agricultural Alumni)
●	Served as Lead Director (2014-2017) of Sensient and works closely with management on the Company’s Chemical Risk Reduction Strategy
●
Holds 40 U.S. and European patents in food science, chemistry, and food service systems to deliver foods and beverages, most related to food flavors and colors and food fortifications (e.g., adding bioavailable iron to fortify a product without discoloring it)

Qualifications:

●
Combines food science and R&D expertise with substantial business and personnel management and leadership experience in developing innovative and commercially successful food and beverage products; and

●
Experience in successfully building and consolidating food and beverage research facilities within budget and managing and motivating large staffs of research scientists and engineers to work collaboratively and efficiently to serve customer needs, all while emphasizing the development of proprietary products and systems that meet the highest standards of food quality and safety.

Essie Whitelaw Age 72	Director Since 1993 Audit Committee Compensation and Development Committee Executive Committee Scientific Advisory Committee

Professional Experience:

●	Senior Vice President of Operations, Wisconsin Physician Services, a provider of health insurance and benefit plan administration (2001-2010)
●
Served over 15 years in various executive positions, including as President and Chief Operating Officer (1992-1997) and Vice President of National Business Development, at Blue Cross Blue Shield of Wisconsin, a comprehensive health and dental insurer

Other Recent Public Company Directorships:

●	None

Other Experience:

●	Served on the board and on the audit, nominating, and retirement plan investment committees of WICOR Corporation, a Wisconsin energy utility, prior to its merger into another public utility in 2000
●	Director (2016-current) of Network Health, a Wisconsin based private health insurer
●
Current nonprofit board service to the Wisconsin Lutheran High School Foundation, Inc. and the Wisconsin Women’s Health Foundation, a non-profit organization dedicated to improving the health and lives of women and their families through education, outreach programs, and partnerships

●
Prior nonprofit board service to the Milwaukee Public Museum, Goodwill Industries, United Way of Greater Milwaukee, Blue Cross Blue Shield Foundation, Metropolitan Milwaukee Association of Commerce, Greater Milwaukee Committee, and Bradley Center Sports and Entertainment Corp.

Qualifications:

●
Significant regulatory compliance and human resources experience, including developing and implementing compensation policies and designing incentive programs for sales and customer service employees to achieve business objectives while managing risk; and

●	Over twenty-five years of service on the Company’s Board provides exceptionally deep insights into the Company, its history, and operations.

Except as noted, all nominees have held their current positions or otherwise have served in their respective positions with the listed organizations for more than five years. No director or nominee for director had any material interest, direct or indirect, in any business transaction of the Company or any subsidiary since the beginning of 2020, nor does any director or nominee have any material interest, direct or indirect, in any such proposed transaction. Mr. Paul Manning (Chairman, President, and Chief Executive Officer) and Mr. John J. Manning (Senior Vice President, General Counsel, and Secretary) are brothers. See “Transactions with Related Persons” below. The Board has determined that all members of the Board, except Mr. Paul Manning, are independent under the applicable rules of the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”). See “Corporate Governance - Director Independence” below.

Corporate Governance

Board Role in Risk Oversight

The Board is responsible for exercising the corporate powers of the Company and overseeing the management of the business and affairs of the Company, including management’s establishment and implementation of key strategic priorities and initiatives. The Board reviews and approves the Company’s Strategy annually and conducts formal strategic reviews at each meeting. Long-term, sustainable value creation and preservation are possible only through the prudent assumption and management of both risks and potential rewards, and the Company’s Board takes a leading role in overseeing the Company’s overall risk tolerances as a part of the strategic planning process and in overseeing the Company’s management of strategic risks. The Board has delegated to the Audit Committee primary responsibility for overseeing management’s risk assessments and implementing appropriate risk management policies and guidelines, including those related to financial reporting and regulatory compliance. It has delegated to the Compensation and Development Committee primary oversight responsibility to ensure that compensation programs and practices do not encourage unnecessary or excessive risk-taking and that any risks are subject to appropriate controls. It has delegated to the Nominating and Corporate Governance Committee primary oversight responsibility to ensure that the Company’s governance standards establish effective systems for monitoring and accountability; the Committee also oversees the Company’s sustainability efforts and reviews and approves the Company’s Sustainability Report. The Board has delegated to the Finance Committee primary oversight responsibility with respect to the Company’s capital structure, insurance program, and foreign currency management. The Board has assumed direct responsibility for the Company’s Code of Conduct, Human Capital Management, and cybersecurity programs.

Additionally, all directors, along with four non-director members who are recognized food science or food safety experts, participate in the Scientific Advisory Committee, which monitors and reviews new product development programs, industry trends, and technical and regulatory issues related to the Company’s product lines. The Board and these committees receive periodic reports on these matters from management and the Company personnel in charge of the related risk management activities. Furthermore, the Board has direct access to all executive officers of the Company and routinely receives presentations from Group Presidents, General Managers of various business units, technical leaders, and product safety leaders.

The Board has updated and implemented a number of robust policies and compliance programs to address various areas of legal and regulatory risks, including the following:

•	Corporate Code of Conduct (available in all languages used within the Company), which includes:

•	Antitrust Compliance Manual
•	Anti-Bribery Policy
•	Company Confidential Information Policy
•	Cybersecurity principles
•	Insider Trading Policy
•	Supplier Code of Conduct

•	Securities Compliance Manual

•	Cybersecurity Policy

•	Sustainability Report

•	Export Compliance Policy

•	Food Safety/Recall Manual

The Board has also implemented, formalized, and updated internal policies and compliance programs with respect to various regulatory matters, including Environmental, Health, and Safety (“EHS”) and intellectual property management.

In addition to providing annual Company-wide training on the Code of Conduct, the Board has ensured that targeted training on each of the other compliance programs is conducted for all appropriate employees. The Code of Conduct includes, among many other rules, strict integrity, professionalism, safety, and personnel policies to prevent harassment, discrimination, and retaliation, as well as strong and routinely publicized violation reporting protocols. Additionally, the Audit Committee receives a quarterly update from the General Counsel on all reported Code of Conduct violations, which includes a summary of every investigation conducted of an alleged Code of Conduct violation and the disposition of each investigation. To ensure all employees understand the importance of the Code of Conduct, violations and dispositions are also reviewed with employees and the CEO publishes an internal blog to all employees explaining each violation and emphasizing the importance of adhering to the Code of Conduct.

The Board oversees a robust program related to product safety, including the following elements:

•	All product safety issues are reported to the CEO, and the Company’s head of product safety and quality is a direct report of the CEO.

•
The Company has established guidelines for Good Manufacturing Practices (GMP) and Hazard Analysis and Critical Control Points (HACCP), and, since 1999, conducts comprehensive product safety audits, including GMP/HACCP audits, at all of its food ingredient manufacturing facilities.

•	Comprehensive and robust raw material approval processes are in place to ensure product safety.

•	Raw materials and finished goods are analyzed for compliance with specifications prior to use and shipment, respectively.

•	The Company conducts key vendor quality assurance inspections directly or by third-party accredited auditing organizations.

•	The Company develops and implements corrective action plans for all internal, customer, and third-party audit deficiencies.

•	The Company monitors industry violations and shares details of such violations with its customers.

•	The Board of Directors receives a report on food and personnel safety related issues at each meeting.

The Board oversees the Company’s Human Capital Management program, including the following elements:

•
The Company seeks to benefit from the full spectrum of human talent, hiring the best talent and reflecting the needs of our customers and the communities in which we operate.  To this end, the Company has a dedicated, internal Talent Acquisition team, which sources talent from a broad range of backgrounds and utilizes emerging technology, guided by a deep understanding of the Company’s business objectives and core values of integrity, professionalism, and safety.

•
The Company closely monitors and demands excellence in its on-boarding process, to ensure all new hires have the tools, training, Company knowledge, and management support necessary to succeed in the organization from day one.

•	The Company maintains and reviews annually its compensation and benefit programs, to confirm that it is providing market-competitive offerings designed to reward high performers and retain talent.

•	The Company conducts succession planning organization-wide on an annual basis to evaluate the pipeline for leadership roles and implement development plans for key talent.

•
The Company utilizes internal development programs such as the Sales Representative Trainee Program, the General Manager in Training Program, the Flavorist Trainee Program, and the High Potential Program to provide a robust internal pipeline of talent for high impact roles in the organization.

•
The Company facilitates the development and progression of its workforce through goal setting, performance evaluations, individual development plans, leadership training, and ongoing individualized coaching and development.

•
The Company regularly communicates and rigorously enforces its non-negotiable expectations of integrity, professionalism, and safety, which encompass an unwavering commitment to equal opportunity and non-discrimination, and which underpin the Company’s strategy to draw from the fullest set of talent possible.

•
Under the Company’s Code of Conduct, a Company lawyer (or designated outside counsel outside the U.S.) must review and approve all employee terminations to ensure they are warranted and compliant with all applicable laws.

•	The Board of Directors reviews the Company’s Human Capital Management program on an annual basis.

The Board oversees the Company’s Cybersecurity Program, including the following elements:

•	The Board has defined high-risk cybersecurity areas for the Company and implemented comprehensive programs to address these risks.

•	Management reports at least twice annually to the Board of Directors on cybersecurity progress and effectiveness.

•
The Company has formed an executive level steering committee (including the CEO, CFO, Group Presidents, General Counsel, VP, Human Resources, Controller/Chief Accounting Officer, and Chief Information Officer) that provides oversight and routinely discusses cybersecurity matters.

•	The Company has implemented an annual employee training program, quarterly cyber executive incident response simulations, and regular cyber and physical penetration testing.

•	The Company has made significant investments in its technical capabilities in all areas of security.

The Board, through the Audit Committee, oversees a number of activities undertaken by management to monitor financial reporting risks and internal controls. Those activities include regular audits of significant business units by the Company’s Internal Audit Department, annual audit and quarterly reviews by Ernst & Young LLP, an annual internal control audit by Ernst & Young LLP, and, when needed, special investigations directed by the Director, Internal Audit and General Counsel of any unusual or irregular activities.

The Board also oversees other Company programs in order to monitor and limit legal and regulatory risks, including:

•
Chemical Risk Reduction Strategy, led by the CEO and Director Dr. Wedral, which includes improved product warnings and enhanced safety protocols, as well as forward looking risk identification and product elimination;

•	A robust EHS program that is managed within the Legal Department;

•	A strong Regulatory Affairs department overseen by a newly appointed Vice President, who reports to the General Counsel;

•	EHS audits at every manufacturing facility by an outside consulting firm;

•	In-house compliance attorney who is continually engaged with the business units on FDA, EPA, and OSHA regulatory matters;

•	Legal Department review of all contracts; and

•	In-house legal review (supplemented by outside review by domestic and foreign outside counsel when necessary) of all employee terminations to ensure legal compliance and minimize litigation risks.

As noted above, the Board also has routine contact with all Company officers and periodically receives presentations from the Group Presidents and Vice Presidents as well as select General Managers.

Board Meetings and Meeting Attendance

The Company’s Corporate Governance Guidelines provide that all directors are expected to regularly attend meetings of the Board and the committees of which they are members and to attend the Annual Meeting of Shareholders. All Board members attended the 2020 Annual Meeting of Shareholders, which was held virtually due to the COVID-19 pandemic. The Board met six times during 2020, including five regular meetings and one unscheduled meeting to address various aspects of the COVID-19 pandemic. Each director attended 100% of the meetings of the Board and the Board Committees on which he or she served that were held during 2020, except Ms. Jackson who was unable to attend the unscheduled Board meeting.

Committees of the Board

Executive Committee

The Executive Committee of the Board met twice during 2020. Messrs. Cichurski and Paul Manning (Chairman), Drs. Carleone and Wedral, and Ms. Whitelaw served on the Executive Committee in 2020 and are its current members. This Committee has the power and authority of the Board in directing the management of the business and affairs of the Company in the intervals between Board meetings, except to the extent limited by law, and reports its actions at regular meetings of the Board.

Audit Committee

The Audit Committee of the Board met nine times during 2020. Messrs. Cichurski (Chairman) and Morrison, Dr. Carleone, and Mses. Jackson and Whitelaw served on the Audit Committee in 2020 and are its current members. The Board has determined that Dr. Carleone, Messrs. Cichurski and Morrison, and Ms. Jackson are each an “audit committee financial expert” in accordance with SEC rules. All members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange and the SEC applicable to directors generally, and to members of audit committees specifically. None of them serves on the audit committee of any other public company.

This Committee, among other things:

•	has sole responsibility to appoint, terminate, compensate, and oversee the independent auditors of the Company and to approve any audit and permitted non-audit work by the independent auditors;

•
reviews the adequacy and appropriateness of the Company’s internal control structure and recommends improvements thereto, including management’s assessment of internal controls and the internal audit function and risk management activities generally;

•
reviews with the independent auditors their reports on the consolidated financial statements of the Company and the adequacy of the financial reporting process, including the selection of accounting policies;

•	reviews and discusses with management the Company’s practices regarding earnings press releases and the provision of financial information and earnings guidance to analysts and ratings agencies;

•
reviews and discusses with the Chief Executive Officer and Chief Financial Officer the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Forms 10-K and 10-Q and other reports including their evaluation of the Company’s disclosure controls and procedures and internal controls;

•
obtains and reviews an annual report of the independent auditors covering the independent auditors’ independence, quality control, and any inquiry or investigation of the independent auditors by governmental or professional authorities within the past five years;

•	sets hiring policies for employees or former employees of the independent auditors;

•	establishes procedures for the receipt of complaints about accounting, internal accounting controls, auditing, and other compliance matters;

•	reviews and oversees management’s risk assessment and risk management policies and guidelines generally, including those related to financial reporting and regulatory compliance;

•	reviews and discusses with management the Company’s material litigation matters; and

•
reviews the adequacy and appropriateness of the various policies of the Company dealing with the principles governing performance of corporate activities. These policies, which are set forth in the Company’s Code of Conduct, include securities law and antitrust compliance, conflicts of interest, anti-bribery, and business ethics.

The Board has adopted a written charter for the Audit Committee, which is included in the Company’s By-laws and posted on its website. The Audit Committee reviews and reassesses the adequacy of this charter at least annually.

Compensation and Development Committee

The Compensation and Development Committee of the Board met seven times during 2020. Mr. Morrison (Chairman), Drs. Ferruzzi, Landry, and Wedral, and Ms. Whitelaw served on the Compensation and Development Committee in 2020 and are its current members. Each member of the Committee has been determined by the Board to satisfy the independence requirements of the New York Stock Exchange and the SEC applicable to directors generally and to members of compensation committees.

Among the Committee’s responsibilities are:

•
to review and approve all compensation plans and programs (philosophy and guidelines) of the Company. In consultation with senior management and taking into consideration recent shareholder advisory votes and any other shareholder communications regarding executive compensation, the Committee oversees the development and implementation of the Company’s compensation program, including salary structure, base salary, short- and long- term incentive compensation (including the relationships between incentive compensation and risk-taking), and nonqualified benefit plans and programs, including fringe benefit programs;

•
to review and discuss with management the policies and practices of the Company and its subsidiaries for compensating their employees, including non-executive officers and employees, to ensure those policies do not encourage unnecessary or excessive risk-taking and that any risks are subject to appropriate controls;

•
to review and make recommendations to the Board with respect to all compensation arrangements and changes in the compensation of the officers appointed by the Board, including, without limitation (i) base salary; (ii) short- and long-term incentive compensation plans and equity-based plans (including overseeing the administration of these plans and discharging any responsibilities imposed on the Committee by any of these plans); (iii) employment agreements, severance arrangements, and change of control agreements/provisions, in each case as, when, and if appropriate; and (iv) any special or supplemental benefits; and

•
at least annually, to review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, report the results of the evaluation to the Board, oversee and review (at least annually) the Chief Executive Officer succession plan, and set the Chief Executive Officer’s compensation level based on this evaluation.

Sensient designs its overall compensation programs and practices, including incentive compensation for both executives and non-executive employees, in a manner intended to support its strategic priorities and initiatives to enhance long-term sustainable value without encouraging unnecessary or excessive risk-taking. At the same time, the Company recognizes that its goals cannot be fully achieved while avoiding all risk. The Committee and management periodically review Sensient’s compensation programs and practices in the context of its risk profile, together with its other risk mitigation and risk management programs, to ensure that these programs and practices work together for the long-term benefit of the Company and its shareholders. Based on its recently completed review of Sensient’s compensation programs, the Committee and management concluded that Sensient’s incentive compensation policies for both executive and non-executive employees have not had a material adverse effect on Sensient in the recent past and are not likely to have a material adverse effect in the future. See “Compensation Discussion and Analysis” for an analysis of material compensation policies and procedures with respect to the Company’s named executive officers and “Compensation and Development Committee Report” for the Committee’s report on compensation matters.

Compensation and Development Committee Interlocks and Insider Participation

During the year ended December 31, 2020, none of the members of the Compensation and Development Committee had at any time been an officer or employee of the Company or any of our subsidiaries. In addition, no member of the Compensation and Development Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K adopted by the SEC. During the year ended December 31, 2020, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation and Development Committee of the Company.

Finance Committee

The Finance Committee of the Board met three times during 2020. Messrs. Cichurski and Paul Manning, Ms. McKeithan-Gebhardt (Chairman), and Dr. Wedral served on the Finance Committee in 2020 and are its current members. Among other things, this Committee reviews and monitors the Company’s financial planning and structure to ensure conformity with the Company’s requirements for growth and fiscally sound operation, and also reviews and approves:

•	the Company’s annual capital budget, long-term financing plans, borrowings, notes and credit facilities, investments, and commercial and investment banking relationships;

•	existing insurance programs, foreign currency management, and the stock repurchase program;

•	the financial management and administrative operation of the Company’s qualified and nonqualified benefit plans; and

•	such other matters as may from time to time be delegated to the Committee by the Board or as provided in the By-laws.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board met three times during 2020. Drs. Ferruzzi and Landry (Chairman), and Mses. Jackson and McKeithan-Gebhardt served on the Nominating and Corporate Governance Committee in 2020 and are its current members. Each member of the Committee satisfies the independence requirements of the New York Stock Exchange and the SEC applicable to directors generally.

Among other functions, this Committee:

•
studies and makes recommendations concerning the composition of the Board and its committee structure, including the Company’s Director Selection Criteria, and reviews the compensation of Board and Committee members;

•	recommends persons to be nominated by the Board for election as directors of the Company and to serve as proxies at the Annual Meeting of Shareholders;

•	engages with shareholders regarding potential nominees and other governance issues;

•	considers any nominees recommended by shareholders;

•	assists the Board in its determination of the independence of each director;

•	develops corporate governance guidelines for the Company and reassesses these guidelines annually;

•	oversees and evaluates the system of corporate governance and responsibility program; and

•	oversees the Company’s sustainability efforts and reviews and approves the annual Sustainability Report.

The Committee identifies, interviews, and recommends candidates it determines are qualified and suitable to serve as a director. Recommendations for Board candidates may be made to the Committee by the Company’s Chief Executive Officer, other current Board members, and Company shareholders. Once appropriate candidates are identified, the Committee evaluates their qualifications to determine which candidate best meets the Company’s Director Selection Criteria, without regard to the source of the recommendation. In accordance with the Director Selection Criteria, the Committee seeks a variety of perspectives, professional experience, education, skills, and other individual qualities and attributes. A copy of the Company’s Director Selection Criteria is attached as Appendix A to this proxy statement. The Committee then interviews the candidate before making a recommendation to the Board.

Recommendations by shareholders for director nominees may be sent to the Secretary of the Company, who will relay such information to the Committee Chairman. The recommendations should identify the proposed nominee by name; should describe any arrangement or understanding between such person and the nominating shareholder with respect to the nomination, potential service as a director, or the Company’s securities; should describe how the nominee would contribute to the variety of perspectives, professional experience, education, skills, or other individual qualities and attributes sought by the Company’s Board; and should provide the questionnaire, nominee affirmations, and other materials specified in the By-laws, including the detailed information about the nominee required by SEC rules for the solicitation of proxies for election of directors. Shareholders should look to the information required under the Company’s By-laws for shareholder nominations and to the information included in this proxy statement regarding directors and nominees as a guide.

Shareholders also have the right to directly nominate a person for election as a director so long as the advance notice, nominee affirmations, and informational requirements contained in the By-laws and applicable law are satisfied. All nominees must affirm that they have truthfully completed a directors’ and officers’ questionnaire; that they meet the Company’s Director Selection Criteria; that they are not an employee, director, or affiliate of a competitor; that they will protect confidential information and serve the interests of the Company and its shareholders collectively; and that they will comply with applicable law and the Company’s Code of Conduct and other policies and guidelines. See “Future Shareholder Proposals and Nominations” below.

Scientific Advisory Committee

The Scientific Advisory Committee of the Board met twice during 2020. This Committee currently consists of Drs. Carleone, Ferruzzi, Landry, and Wedral (Chairman), Messrs. Cichurski, Paul Manning, and Morrison, and Mses. Jackson, McKeithan-Gebhardt, and Whitelaw, and additional members that are not directors or officers of the Company. These additional members are Dr. Eric Decker, Professor and Head of the Department of Food Science at the University of Massachusetts, Amherst; Dr. Joseph Hotchkiss, Senior Consultant, Packaging Scitech Associates; Dr. Monica Guisti, Professor in the Department of Food Science & Technology at the Ohio State University; and Carol Kellar, Principal at Kellar & Associates, LLC.

Among other functions, this Committee:

•	reviews the Company’s research and development programs with respect to the quality and scope of work undertaken;

•	advises the Company on maintaining product leadership through technological innovation;

•
reports on new technological trends and regulatory developments that would significantly affect the Company and suggests possible new emphases with respect to its research programs and new business opportunities; and

•	works directly with management on key innovation and product safety related projects.

Committee Charters, Code of Conduct, and Other Governance Documents

The Charters for the Audit, Compensation and Development, and Nominating and Corporate Governance Committees of the Company’s Board are included in the Company’s By-laws and are available free of charge on the Company’s website (https://www.sensient.com/about-us/corporate-governance). The Company is strongly committed to the highest standards of ethical conduct, and its Code of Conduct for all Company officers, directors, and employees is also posted on the Company’s website. If there are any amendments to the Code of Conduct, or if waivers from it are granted for executive officers or directors, those amendments or waivers also will be posted on the Company’s website.

Board Leadership Structure; Executive Sessions of Independent Directors; Combination of Chief Executive Officer and Chairman of the Board Roles

The Board’s leadership structure is driven by the needs of the Company at any point in time and has varied over time. The Company does not have a policy requiring a combination or separation of the Chief Executive Officer and Chairman of the Board roles and the Company’s governing documents do not mandate a particular structure. This allows the Board the flexibility to establish the most appropriate structure for the Company at any given time. The roles of Chief Executive Officer and Chairman of the Board are currently combined.

In 2014, the Board created the position of Lead Director to facilitate the administration of Board functions and to enhance corporate governance practices. The Board elects a Lead Director from among the independent directors. Our current Lead Director is Dr. Carleone. The duties of our Lead Director are to:

•	preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent and non-management directors;

•	serve as the principal liaison between the Chairman and the independent directors;

•	review all information sent to the Board, including the quality, quantity, appropriateness, and timeliness of such information;

•	approve meeting agendas for the Board;

•	approve the frequency of Board meetings and meeting schedules, assuring there is sufficient time for discussion of all agenda items; and

•	obtain advice and counsel from the General Counsel, to the extent requested by the Lead Director and where appropriate, related to fulfilling the Lead Director’s duties.

The Company’s independent directors meet at regularly scheduled executive sessions without management at least three times per year. During 2020, the independent directors held three executive sessions.

The use of executive sessions of the Board, the Board’s strong committee system, the substantial majority of independent directors (currently nine out of ten), and the service of our Lead Director, allow the Board to maintain effective risk oversight and provide that independent directors oversee the Company’s financial statements, the executive compensation program, the selection and evaluation of directors, and the development and implementation of our corporate governance programs.

This proxy statement describes our philosophy, policies, and practices regarding corporate governance, risk management, and executive compensation. Interested parties who wish to make their views or concerns known regarding these or other matters may communicate with management, with our Lead Director or any of our other independent directors, or with the Board as a whole in writing addressed to the attention of the Company Secretary. The Company’s Corporate Governance Guidelines provide that all communications to Board members will be relayed by the Company Secretary to the appropriate Board members unless the content is obviously inappropriate for Board review.

Director Independence

The Company’s Corporate Governance Guidelines provide guidelines for determining whether a director is independent from management. For a director to be considered independent, the Board must make an affirmative determination that the director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). The guidelines contain the following specific criteria, which reflect the currently applicable New York Stock Exchange rules, to assist the Board in determining whether a director has a material relationship with the Company.

In addition, the guidelines state that no director shall be considered independent unless he or she meets the requirements for independence under applicable securities laws. Members of the Audit Committee and of the Compensation and Development Committee are subject to additional independence requirements. For purposes of determining independence, the “Company” includes any parent or subsidiary in a consolidated group with the Company.

Based on these criteria, the Board has affirmatively determined that Messrs. Cichurski and Morrison, Drs. Carleone, Ferruzzi, Landry, and Wedral, and Mses. Jackson, McKeithan-Gebhardt, and Whitelaw (who constitute all of the director nominees and current members of the Board except Mr. Paul Manning) are independent under the applicable rules of the New York Stock Exchange and the SEC and the Company’s independence criteria. In making this determination, the Board reviewed information provided by each of the nominees to the Company.

Tenure

The Board considers length of director tenure when evaluating director independence, but it does not believe long tenure alone presumptively renders a Board member to be not independent. The Board recognizes the contributions experienced directors add to the Board. The Board has determined that its long-tenured directors have superior skills and experience, bring diverse perspectives, and provide tangible value to the Board and the Company. The Board has also determined that their length of tenure has allowed these directors to accumulate valuable knowledge and experience based upon their history with the Company. This knowledge and experience improves the ability of the Board to provide constructive guidance and informed oversight to management. Furthermore, in the Board’s opinion, the length of tenure of its members has not in any way impaired the willingness of any director to question and confront any issue or exercise independent and impartial oversight of the Company in any area. Finally, the Board believes that it currently has an appropriate mix of long- and short-tenured members that provides an appropriate and dynamic balance.

The Board does not believe that mandatory retirement ages or arbitrary term limits are appropriate because the Board benefits from the contributions of its experienced directors who have developed insight into the Company over the course of their service on the Board. The Company is committed to the ongoing refreshment of the Board of Directors as evidenced by the fact that seven new independent directors have joined the Board since 2013 and the current average tenure for the ten candidates for election is approximately nine years. As a result of these efforts, the Board believes that it currently has an appropriate mix of long- and short-tenured directors that provides a beneficial and dynamic balance.

Director Self-Evaluation and Succession Planning

Each director completes an annual self-evaluation for evaluating the performance of the Board and its committees. As part of the annual self-evaluation process, the directors consider various topics relating to the Board’s and each Board committee’s role, structure, composition, relationship with management, access to information and resources, process, and responsibilities, as well as the overall mix of director experiences and skills. The Board and each of its committees then independently reviews and discusses the results of the annual self-evaluations and any other relevant issues related to the Board or the Company. Any issues arising from the evaluation process are discussed with both the Chairman and in Executive Session with the Lead Director. The Nominating and Corporate Governance Committee reviews and modifies as necessary the evaluation process on an annual basis. The Board’s succession planning considers the results of the Board’s self-evaluation, together with other information, including the overall mix of tenure, experience, and skills of the directors, upcoming retirements of individual directors, the experience and skills that would be desirable for future directors, and the needs of the Board and its committees at the time. Additionally, the Chairman of the Nominating and Corporate Governance Committee welcomes feedback from shareholders on Board composition as well as potential candidates.

Director Compensation and Benefits

The Nominating and Corporate Governance Committee determines the form and amount of director compensation, with review and approval by the Board. The objectives of our director compensation program are to fairly compensate directors for the time commitment required in fulfilling their duties and closely align director compensation with the interests of our shareholders. The Board believes that director stock awards and strong director stock ownership requirements further align the economic interests of directors and shareholders.

As of January 1, 2021, directors who are not employees of the Company are entitled to receive an annual retainer of $91,600 (unchanged since 2018), an annual restricted stock award in a number of shares with a value of $90,000 (unchanged since 2017), and reimbursement of expenses related to meeting attendance. Each Committee chairman receives an annual chairman retainer (ranging from $8,000 to $25,500 depending on the Committee), while Committee members receive a lower committee retainer (ranging from $2,000 to $13,500 depending on the Committee). The amounts of Committee chairman and member retainers vary based upon the workloads and number of meetings for the respective committees. The Lead Director receives a $25,000 retainer for his service. The Board determined that director compensation is reasonable, consistent with peer group director pay levels, and meets the objectives of the director compensation program. These retainers all remain at the same levels as they were set in 2018.

Until June 30, 2014, the Company had an unfunded retirement plan for non-employee directors who had completed at least one year of service with the Company as a director. The plan provides a benefit equal to the base annual retainer for directors in effect as of June 30, 2014. This benefit, payable only during the lifetime of the participant, continues for a period equal to the amount of time the individual was an active, non-employee director. The plan was terminated effective as of June 30, 2014, but that termination did not impair the rights of currently active or past eligible directors to receive or continue to receive the payments to which the eligible director would have been entitled through the termination date.

The Company has a Directors’ Deferred Compensation Plan available to any director who is entitled to compensation as a Board member. Under this plan, a director may defer all or a portion of his or her total director pay. The plan provides that directors who defer all or part of their retainer receive an equivalent amount of Common Stock. Upon retirement, the shares accrued pursuant to this plan will be distributed either: (i) in a single distribution on January 31st of the calendar year following the year in which the director ceases to be a director, or on January 31st of any year thereafter; or (ii) in five equal consecutive annual installments commencing on January 31st of the first calendar year after the director ceases to serve as a director. In the event of death, the balance of shares in a director’s account will be distributed in a single distribution to a designated beneficiary or to the director’s estate.

The Company has a director stock plan for any director who is not an employee of the Company. For 2021, the director stock plan provides for an annual grant of restricted shares of the Company’s Common Stock in a number of shares with a value of $90,000 on the grant date to each non-employee director on the Annual Meeting date. The shares vest in increments of one-third of the total grant on each of the first, second, and third annual meetings of shareholders after the date of grant. Even after vesting, the shares are subject to Sensient’s stock ownership guidelines for non-employee directors, including a requirement that directors hold at least 75% of future awards (net of taxes and any exercise price) until separation from the Board, with limited exceptions for exercise and sale of shares from stock options expiring within one year and for sale of up to 50% of vesting restricted stock to permit payment of related taxes.

Set forth below is a summary of the compensation paid to each non-employee director in fiscal 2020:

2020 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
H. Brown (5)	$45,033	$-	$33,491	$-	$78,524
Dr. J. Carleone	128,850	90,008	140,949	-	359,807
E. Cichurski	123,600	90,008	-	-	213,608
Dr. M. Ferruzzi	100,600	90,008	19,280	-	209,888
C. R. Jackson	103,975	90,008	-	-	193,983
Dr. D. W. Landry	108,600	90,008	-	-	198,608
D. McKeithan-Gebhardt	105,100	90,008	35,868	-	230,976
S. C. Morrison	118,725	90,008	-	-	208,733
Dr. E. R. Wedral	112,100	90,008	6,000	-	208,108
E. Whitelaw	113,350	90,008	30,536	-	233,894

(1)	Includes annual board member, committee member, committee chair, and lead director retainers.

(2)
The amounts in the table reflect the grant date fair value of stock awards to the named director in 2020. Accounting Standards Codification (“ASC”) 718 requires recognition of compensation expense over the vesting period (or until retirement age) for stock awards granted to employees and directors based on the estimated fair value of the equity awards at the time of grant. The 2020 restricted stock awards to directors were made on April 23, 2020. The grant date fair value of the 2020 restricted stock award to each director was $44.10 per share.

(3)	The shares of restricted stock awarded to directors vest in increments of one-third of the total grant on each of the first, second, and third annual meetings of shareholders after the date of grant.

(4)	Each non-employee director had the following equity awards outstanding as of the end of fiscal 2020; note, there are no outstanding Option Awards:

Stock Awards

Name	Number of Shares of Stock That Have Not Vested (#)
H. Brown (5)	-
Dr. J. Carleone	3,331
E. Cichurski	3,331
Dr. M. Ferruzzi	3,331
C. R. Jackson	2,041
Dr. D. W. Landry	3,331
D. McKeithan-Gebhardt	3,331
S. C. Morrison	3,331
Dr. E. R. Wedral	3,331
E. Whitelaw	3,331

(5)	Mr. Brown retired from the Board, effective April 23, 2020.

AUDIT COMMITTEE REPORT

The duties and responsibilities of the Audit Committee of the Board are set forth in a written charter adopted by the Board, as set forth in the Company’s By-laws and available free of charge on the Company’s website at  https://www.sensient.com/about-us/corporate-governance. The Audit Committee reviews and reassesses this charter annually and recommends any changes to the Board for approval. In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2020, the Audit Committee met nine times. The Audit Committee discussed the financial information contained in each quarterly earnings announcement and in each of the Company’s Forms 10-Q and 10-K. These discussions included the Company’s Chairman, President, and Chief Executive Officer, its Senior Vice President and Chief Financial Officer, its Vice President, Controller, and Chief Accounting Officer, its Senior Vice President, General Counsel, and Secretary, and its independent auditors, and occurred prior to release of each earnings announcement and prior to filing the Company’s Forms 10-Q and 10-K with the Securities and Exchange Commission. During each fiscal quarter of 2020, the Audit Committee reviewed the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Forms 10-Q and 10-K, including the Company’s disclosure controls and procedures and internal controls.

In discharging its oversight responsibility for the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence and information required by applicable requirements of the Public Company Ac- counting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee also discussed with the auditors any relationships that may impact the auditors’ objectivity and independence. The Audit Committee also considered whether the provision of any non-audit services by the auditors was compatible with maintaining the auditors’ independence. The Audit Committee is satisfied that the auditors are independent. The Audit Committee likewise discussed with management, the Company’s Director, Internal Audit, and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Audit Committee reviewed the audit plans, audit scopes, and identification of audit risks with both the independent auditors and the Director, Internal Audit.

The Audit Committee discussed and reviewed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. With and without management present, the Audit Committee discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations and met separately with the Company’s Director, Internal Audit. The Audit Committee meets without management as part of every in-person Committee meeting.

Audit Fees

During the years ended December 31, 2020 and 2019, aggregate fees (including expenses) for the annual audit of the Company’s financial statements were approximately $2,924,600 and $2,923,500, respectively. Audit fees include fees for the audit of the Company’s consolidated financial statements, fees for statutory audits of foreign entities, fees for quarterly review services, and fees related to the Company’s SEC filings.

Audit-Related Fees

During the years ended December 31, 2020 and 2019, aggregate fees (including expenses) for audit-related services provided by the independent auditors were approximately $2,710 and $7,000, respectively. Audit-related fees include fees for access to an accounting related research tool.

Tax Fees

During the years ended December 31, 2020 and 2019, aggregate fees (including expenses) for tax services provided by the independent auditors were approximately $1,319,313 and $700,000, respectively. Tax services include tax compliance, tax advice, and tax planning.

All Other Fees

No other fees were paid to the Company’s auditors in 2020 or 2019.

The Audit Committee approved all of the services described above. At its February 2021 meeting, the Audit Committee reviewed and approved resolutions continuing the Company’s Audit Committee Pre-Approval Policy for a new twelve-month period. This policy provides that the Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditors and specifies certain audit, audit-related, and tax services that have general pre-approval for the next twelve months, subject to specified dollar limits. Pursuant to the resolutions and the policy, the Chairman of the Audit Committee has the authority to grant pre-approval when necessary, provided that such pre-approval is reported to the Audit Committee at its next meeting.

The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2020, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

In performing all of the functions described above, the Audit Committee acts only in an oversight capacity. The Audit Committee does not complete its reviews of the matters described above prior to our public announcements of financial results. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for our financial statements and related reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to GAAP and on the effectiveness of the Company’s internal controls over financial reporting.

Based on the review and discussions with management and the independent auditors described above, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2020, be included in its 2020 Annual Report, for filing with the SEC. As further discussed in Item 3, “Ratification of Appointment of Independent Auditors,” the Audit Committee has appointed Ernst & Young LLP, subject to shareholder approval, to be the independent auditors for 2021. The Board has recommended that the shareholders ratify that appointment.

Date: February 11, 2021

Edward H. Cichurski, Chairman
Dr. Joseph Carleone
Carol Jackson
Scott C. Morrison
Essie Whitelaw

PRINCIPAL SHAREHOLDERS

Management

The following table sets forth certain information as of February 12, 2021, except as otherwise indicated, regarding the beneficial ownership of Common Stock by each of the executive officers of the Company who is named in the Summary Compensation Table below (“named executive officers”), each director and nominee of the Company, and all of the current directors and executive officers of the Company as a group. Except as otherwise indicated, all shares listed are owned with sole voting and investment power.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership and Percent of Class (2)(3)(4)(5)
Hank Brown, former director(6)	34,552
Dr. Joseph Carleone	26,239
Edward H. Cichurski	11,635
Dr. Mario Ferruzzi	7,817
Michael C. Geraghty	17,254
Carol R. Jackson	2,078
Dr. Donald W. Landry	5,911
John J. Manning	9,747
Paul Manning	91,124
Deborah McKeithan-Gebhardt	15,264
E. Craig Mitchell	5,349
Scott C. Morrison	5,419
Stephen J. Rolfs(7)	110,103
Dr. Elaine R. Wedral	28,794
Essie Whitelaw	20,949
All current directors and executive officers as a group (18 persons)	365,452

(1)	The address of all directors and executive officers is c/o Sensient Technologies Corporation, 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202.

(2)
No director or named executive officer beneficially owns 1% or more of the Company’s Common Stock. The beneficial ownership of all directors and executive officers as a group is less than 1% of the Company’s outstanding Common Stock.

(3)
Includes 3,700 shares held by Mr. Brown’s wife; 206 shares held by Dr. Ferruzzi’s wife’s ESOP, acquired when she was an employee of Sensient Flavors LLC; and 2,000 shares held by Ms. McKeithan-Gebhardt’s husband’s individual retirement account.

(4)
Does not include the following performance stock units: Mr. Geraghty — 24,527 performance stock units; Mr. John J. Manning — 16,330 performance stock units; Mr. Paul Manning — 128,337 performance stock units; Mr. Mitchell — 21,775 performance stock units; Mr. Rolfs — 36,922 performance stock units; and all executive officers as a group — 256,578 performance stock units. The vesting and performance criteria related to the performance stock units are discussed in the subsection below entitled “Equity Awards.”

(5)
Shares owned through Sensient’s Savings Plan stock fund and Sensient’s ESOP are held on a unitized basis. The numbers of shares held through these plans have been estimated based on the closing stock price of $78.66 on February 12, 2021.

(6)	Based on the latest known share balance for Mr. Brown, as reported on his most recent Form 4 filed with the SEC on April 1, 2020.

(7)	Includes 40,569 shares of the Company’s Common Stock that are held by a trust for the benefit of Mr. Rolfs’ children and spouse and over which Mr. Rolfs disclaims beneficial ownership.

Other Beneficial Owners

The following table sets forth information regarding beneficial ownership by those persons whom the Company believes to be beneficial owners of more than 5% of the Common Stock as of February 12, 2021 (except as indicated in the footnotes), based solely on review of filings made with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934.

Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Class (1)
BlackRock, Inc.(2)	4,765,607 shares	11.2%
The Vanguard Group, Inc.(3)	4,591,019 shares	10.8%
Janus Henderson Group plc(4)	4,056,127 shares	9.6%

(1)	All percentages are based on 42,418,425 shares of Common Stock outstanding as of February 12, 2021.

(2)
BlackRock, Inc. filed a Schedule 13G dated January 21, 2011, with respect to itself and certain subsidiaries. BlackRock’s address is 55 East 52nd Street, New York, New York. Its Amendment No. 12 to Schedule 13G, dated January 26, 2021, reported that as of December 31, 2020, it held sole power to vote 4,703,433 shares of Common Stock and sole dispositive power with respect to 4,765,607 shares of Common Stock. It stated that all of the shares are held in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the issuer.

(3)
The Vanguard Group, Inc. filed a Schedule 13G dated February 7, 2013, with respect to itself and certain subsidiaries. Vanguard’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania. Its Amendment No. 9 to Schedule 13G, dated February 8, 2021, reported that as of December 31, 2020, it had sole power to vote 0 shares of Common Stock, shared power to vote 64,308 shares of Common Stock, sole dispositive power with respect to 4,492,315 shares of Common Stock, and shared dispositive power with respect to 98,704 shares of Common Stock. It stated that all of the shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the issuer.

(4)
Janus Henderson Group plc filed a Schedule 13G dated February 13, 2018, with respect to itself and certain subsidiaries. Janus Henderson’s address is 201 Bishopsgate EC2M 3AE, United Kingdom. Its Amendment No. 4 to Schedule 13G, dated February 11, 2021, reported that as of December 31, 2020, it held shared power to vote 4,056,127 shares of Common Stock and shared dispositive power with respect to 4,056,127 shares of Common Stock. It stated that all of the shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the issuer.

COMPENSATION AND DEVELOPMENT COMMITTEE REPORT

The duties and responsibilities of the Compensation and Development Committee of the Board (the “Compensation Committee”) are set forth in a written charter adopted by the Board, as set forth in the Company’s By-laws and available free of charge on the Company’s website at https://www.sensient.com/about-us/corporate-governance. The Compensation Committee reviews and reassesses this charter annually and recommends any changes to the Board for approval.

As part of the exercise of its duties, the Compensation Committee has reviewed and discussed the following “Compensation Discussion and Analysis” contained in this proxy statement with management. Based upon that review and those discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in the Company’s 2020 Annual Report and included in this proxy statement.

Scott Morrison, Chairman
Dr. Mario Ferruzzi
Dr. Donald W. Landry
Dr. Elaine R. Wedral
Essie Whitelaw

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The pages below discuss the material elements of Sensient’s compensation program for its executive officers. The following points may assist you in reviewing these disclosures and in understanding the Company’s executive compensation decisions for 2018, 2019, and 2020, and its ongoing compensation program for 2021 and future years.

Executive Summary

Impact of COVID-19 on Employees

The year 2020 was defined largely by the COVID-19 pandemic, which had significant impacts on our employees, customers, and the broader global economy. We manufacture products deemed essential to the critical infrastructure, and as a result, all of our production sites (other than brief shutdowns in China and India) continued operating during the COVID-19 pandemic. We invested significantly in creating physically safe work environments for our employees as they continued to work throughout the COVID-19 pandemic. Examples of actions that our management instituted, which were overseen by the Board of Directors, to keep our employees safe at work during the COVID-19 pandemic include:

Key Actions Taken Regarding Employee Safety

•     Immediate implementation and regular updating of a company-wide COVID-19 policy

•     Designation of key contacts leading the COVID-19 response at local and Corporate level

•     Instituting enhanced decontamination and sanitation protocols, including quality audits of the effectiveness of such sanitation efforts

•     The creation, implementation, and continual updating of an “Are You Sick” Flow Chart (under the guidance of Director Dr. Donald Landry) setting forth a simple summary of required actions when an employee feels ill or may have had possible exposure to COVID-19

•     The purchase, distribution, and usage of Corporate-sponsored COVID-19 test kits (PCR-based) with next day results to ensure business continuity

•     Requiring protective on-site measures to prevent transmission, including:

o      Very early adoption of face coverings

o      Employee and visitor health screenings

o      Manufacture and provision of hand sanitizer

o      Reconfiguration of work areas to maximize distance between employees

o      Installation of plexiglass barriers

o      Mandatory spacing in break rooms, conference rooms, and common areas

o       Controlled traffic patterns to maximize distance

o       Alternative work and break schedules

o        Use of video conferencing

o        Reduction of “high touch” areas

o        Signage in offices and facilities concerning hygiene

The COVID-19 pandemic also presented some extraordinary and unforeseeable challenges to the Company and our employees. Despite these challenges, other than brief government ordered closures in China and India, the Company’s plants continued operating without interruption in 2020, with on-time customer delivery rates in excess of 94%, and a consistently high level of employee attendance.  In addition, the Company did not conduct any COVID-related layoffs in 2020.  The Company simultaneously supported the activities necessary to carry out three divestitures. To reward the outstanding performance, dedication, and efforts of the Company’s employees during these challenging and unprecedented times, the Committee approved a one-time COVID employee payment (the COVID-19 Pandemic Payment).  The first part of this payment was a pandemic recognition incentive payment to all employees who were not otherwise eligible to participate in the Company’s sales and management incentive plans. The aggregate amount of such payments was approximately $1.8 million.

Impact of COVID-19 on Customers

In response to the COVID-19 pandemic, we have taken many measures, both proactive and reactive, to ensure the safety of our employees and other stakeholders and to meet the commercial needs of our customers, all to ensure we fulfilled our responsibility as a part of the critical infrastructure in the communities in which we operate.  In an effort to remain open and operational for our customers during an unprecedented time, our employees displayed outstanding dedication and efforts.  A few examples of the measures taken in 2020 to ensure that we could still satisfactorily service our customers during the COVID-19 pandemic were:

Key Actions Taken Regarding Customer Needs

•      Purchasing additional key raw material inventory in early 2020 in anticipation of potential supply chain disruption

•      Providing transportation and lodging to ensure employees in certain locations were able to make it onsite

•      Engaging customers and freight and logistics partners on a regular basis to ensure a stable supply chain

•      Adapting to customers’ needs, including conducting virtual customer audits, increasing customer webinars and meetings via video, and creatively engaging with customers in environments that promoted social distancing

•      Making workplace safety a top priority to ensure continued operation for customers

As a result of prioritizing these efforts, we had success in mitigating the spread of COVID-19 at our sites and in meeting the needs of our customers.  In fact, due to the efforts of our employees and the planning of our management, we actually increased our on-time delivery rate as compared to 2019.

Impact of COVID-19 on the 2020 Annual Incentive Plan

The other part of the COVID-19 Pandemic Payment related to the impact of COVID-19 on the Personal Care business on the performance of the Color Group. The Color Group’s performance is measured based upon the performance of its Food and Pharmaceutical Colors business plus the Personal Care business. At the end of our fiscal year, our Committee considered management’s performance in light of the COVID-19 pandemic, taking into account performance against our strategic plan, performance against our peers, and our overall organizational and financial health. Of note, the Personal Care business experienced significant declines in demand as a result of COVID-19, particularly for makeup products. To account for the outsized adverse impact of COVID-19 on the Personal Care business unit, the Committee determined that for purposes of calculating payments pursuant to the 2020 Management Incentive Plan (i.e., the Company’s annual cash incentive plan), the actual first quarter results from 2020 for the Personal Care business unit within the Color Group should be extrapolated for the year.

In making its determination to extend the first quarter performance of the Personal Care business for the entire year, the Committee considered various alternatives, including removing the Personal Care business from the incentive calculation entirely or making no adjustment.  The Committee ultimately determined that extrapolating the first quarter results for the Personal Care business unit would be the most equitable approach for our employees, as further described below, as management of the Color Group would have otherwise received no incentive plan payment even though the Food and Pharmaceutical Colors business had a strong year.  While this change did not result in any incentive being paid to members of the Personal Care business unit, as the first quarter performance of the Personal Care business unit was below budget, it did result in an incentive being paid to the Color Group’s management. As a result of the change to the Color Group’s incentive plan, Corporate officers and Corporate management employees received an incrementally higher incentive plan payment because the results of the Color Group are included in the calculation of the incentive plan payments for Corporate officers and Corporate management employees under the applicable Management Incentive Plans. If the Committee did not exercise its discretion in adjusting the annual incentive plan payment, the payment to individuals on the Color Group and the Corporate plans would have been approximately 0% and 111% of target amount, respectively, whereas such payment is now approximately 58% and 143% of target amount, respectively.  The other alternative considered and ultimately rejected by the Committee of removing the Personal Care business unit from the calculation would have resulted in a payment of approximately 188% and 187% of target amount, respectively, for the Color Group and Corporate officers and management.  The Committee believes this one-time adjustment was appropriate to mitigate the negative impact of COVID-19, which was primarily outside of the Color Group’s management’s control, in a year in which the Color Group otherwise had strong performance in its business units, and to retain top talent. The total cost to the Company of this one-time adjustment to the 2020 Management Incentive Plan was approximately $1.2 million, and this expense was included in the results of the Company when determining the amounts payable pursuant to the 2020 Management Incentive Plan.

Impact of COVID-19 on outstanding Performance Stock Units

Despite the significant unforeseen impact of COVID-19, the Committee did not make any changes to outstanding long-term incentive awards in conjunction with the adjustment to the 2020 Management Incentive Plan. As further described below, 0% of the 2017 performance stock unit awards granted to our executive officers vested.

2020 Compensation Program Design Changes

In 2020, the Company and Committee undertook a comprehensive review of its compensation practices with the intent of ensuring that the Company’s practices were properly aligned to prevailing market practices and reflect our talent strategy during a volatile global economic environment. Of note, the Company and Committee had been informed (since before the COVID-19 pandemic) by the Committee’s compensation consultant that certain of the Company’s practices were out of line with the market. The Committee determined it was necessary to make the following changes to the compensation program:

•
Long-Term Incentive (LTI) Mix:  The Company determined that the LTI program could potentially hinder the Company’s ability to attract and retain its executive officers, particularly in the current volatile economic environment. For the 2020 equity grants, the Committee determined that 60% of equity for NEOs should be awarded in performance stock units, which only vest at the end of the three-year performance period ending December 31, 2023, to the extent that the performance criteria are met. The Committee determined that the other 40% of equity should be awarded in restricted stock that does not vest until the end of a three-year period of restriction. This represents a departure from our historical program, which was 100% tied to performance stock units since 2014.  The Committee determined that these changes were appropriate and necessary to better align the Company to prevailing market pay practices and to enhance the retention effect of the long-term incentive program, while continuing to place the majority of LTI compensation on awards tied to objective and challenging performance goals. Additionally, the Committee concluded that because the value of the restricted stock is ultimately tied to the Company’s three-year performance, it provided an additional performance based incentive to executives as well as a valuable retention tool since the restricted stock does not vest unless the executive remains employed with the Company at the end of the three-year restricted period.

•
Stock Ownership Guidelines:  The Committee determined it was necessary to revise the Company’s Stock Ownership Guidelines for Executive Officers in order to bring those guidelines into better alignment with market practice of similarly sized organizations and to better reflect our management team structure and reporting relationships. While the Chief Executive Officer continues to be required to hold shares of Common Stock equal to a multiple of six times his base salary, the “hold-to-retirement” requirement for all Common Stock was removed. Officers who are direct reports to the CEO are now required to hold shares of Common Stock equal to a multiple of two times his or her base salary; and each other officer is required to hold shares of Common Stock equal to a multiple of one times his or her base salary, within five years from an officer’s date of election or appointment (in each such case, including restricted stock and performance stock units). Previously Senior Vice Presidents were required to hold four times their salary, all other executive officers were required to hold two times their salary, and all requirements were required to be met within three years of an officer’s election.

Named Executive Officers

When we refer to our named executive officers, we are referring to the following individuals who were senior officers of the Company during 2020 and whose 2020 compensation is set forth below in the Summary Compensation Table and subsequent compensation tables:

•	Paul Manning, Chairman, President, and Chief Executive Officer;
•	Stephen J. Rolfs, Senior Vice President and Chief Financial Officer;
•	Michael C. Geraghty, President, Color Group;
•	E. Craig Mitchell, President, Flavors & Extracts Group; and
•	John J. Manning, Senior Vice President, General Counsel, and Secretary.

2020 Highlights

As outlined below, the Company had strong financial and operating performance in 2020 despite the adverse impacts of COVID-19.

•
As further discussed above in “Responding to COVID-19,” our management team and employees worked diligently throughout the pandemic to ensure that our employees remained safe, our facilities remained open, and our supply chain continued to function. As a result of these efforts, we were able to serve as a consistent and reliable supplier to our customers throughout the pandemic for their food, pharmaceutical, and personal care ingredient needs. The impact of COVID-19 on our business was mixed in 2020. While some product lines benefitted from strong consumer demand, the net impact of the pandemic was negative to our results because of the significant drop in demand for cosmetic makeup ingredients, which impacted our Personal Care product line.

•
The Flavors & Extracts Group had a strong year reporting revenue growth of 6% and adjusted local currency revenue[1] growth of 8.8% as well as operating profit growth of 21.4% and adjusted local currency operating profit[1] growth of 13.1%. The food and pharmaceutical business in the Color Group as well as the Asia Pacific Group both recorded solid revenue and operating profit growth in 2020.

•	Our cash flow from operations increased 23% to $218.8 million in 2020. We paid down over $90 million of debt and our debt to EBITDA (as defined in our debt covenants) ratio improved to 2.4.

•
Despite COVID-19, we made significant progress in 2020 on the divestiture of the three businesses we announced in 2019, completing the sales of the inks business and yogurt fruit preparations business. We also signed a definitive agreement to sell our fragrances business and anticipate the transaction will close in the first half of 2021.

•
Our stock price increased from $66.09 to $73.77 per share during 2020, reflecting a year-over-year stock price appreciation of 12%, and a one-year total shareholder return of 15%, including the impact of our dividends, which we continued to pay throughout the year.

Strong Alignment Between Pay and Performance

For 2020, our incentive-based compensation programs tracked performance over the 1- and 3-year periods. Achievement of financial targets in 2020 under our incentive cash awards resulted in our named executive officers earning between 83.2% to 182.8% of the target award amounts, which was approved for payment on February 11, 2021. Achievement of financial targets during 2018-2020 under our 2017 performance stock unit awards resulted in our named executive officers earning 0% of the target award amounts.

1Adjusted local currency revenue and adjusted local currency operating profit are non-GAAP financial measures. See “Non-GAAP Financial Measures” under Item 7 of the Company’s 2020 Annual Report for information regarding these measures and a reconciliation to the most directly comparable GAAP measures.

Realized CEO Pay: Cash Compensation Actually Paid in 2020

A substantial portion of the compensation granted by the Compensation Committee to the CEO and reported in the Summary Compensation Table represents incentives for future performance, not current cash compensation. The Summary Compensation Table also includes changes in pension value, which are not current cash compensation. The table below sets forth the difference between pay as reported in the Summary Compensation Table and the actual pay realized by the CEO for 2020:

Total Reported Compensation	Total Realized Compensation	% Difference in Realized Pay vs. Reported Pay
$7,304,550	$2,388,484	-67.30%

Total Reported Compensation is the total compensation based on the current SEC reporting rules applicable to the Summary Compensation Table disclosed by the Company. Reported compensation includes the “grant date fair value” of equity awards (i.e., performance stock units), rather than the actual value ultimately received by the executive, and increases in the actuarial present value of pension benefits.

Total Realized Compensation is the total compensation earned by the CEO attributable to 2020, including base salary, the annual management incentive amount earned for 2020 (which is paid in February 2021), long- term incentive (equity) plan payment amounts, and all other compensation amounts realized in 2020. This excludes the value of newly awarded performance stock units, and other amounts that will not actually be received until a future date. No performance stock units vested to Mr. Paul Manning based on the Company’s performance for the three-year performance period that ended on December 31, 2020.

As illustrated by the table above, the actual compensation realized by Mr. Paul Manning for 2020 is significantly less than the value reported in the Summary Compensation Table.

2020 Say-on-Pay Vote

At the 2020 Annual Meeting of Shareholders, we held our tenth annual advisory vote to approve named executive officer compensation. Approximately 94.8% of the votes cast voted in favor of the executive compensation disclosed in our 2020 Proxy Statement.

Members of our senior management regularly engage with stakeholders and solicit feedback on compensation and governance matters. This engagement takes the form of telephonic and face-to-face meetings with institutional shareholders, analysis of market practices, and advice from Willis Towers Watson, the Compensation Committee’s independent compensation consultant. The Compensation Committee further reviewed the results of our Say-on-Pay votes, feedback from institutional shareholders, advice from Willis Towers Watson, information from proxy advisory services, peer group analysis, and management recommendations based on Sensient’s strategic direction and market practices.

The Compensation Committee and the Board believe that the overwhelming shareholder support in the Company’s Say-on-Pay votes since 2015 has been a result of the linkage of pay and performance embedded in the design of the Company’s compensation programs, and the Company’s strong corporate governance practices. Those practices include the following.

•
Between 2014-2019, 100% of our long-term equity incentive awards were granted as performance stock unit awards with a three-year performance and vesting period. As explained above, in 2020, the Compensation Committee decided to reduce this amount from 100% to 60%, with 40% granted in the form of restricted stock with a three-year vesting period, in order to better align the Company’s compensation with general market practice and to strengthen the retention component of our long-term incentive program.  However, at 60% of long-term incentive awards, the largest component of compensation for our named executive officers remains performance stock unit awards with a three-year performance and vesting period.

•	Robust stock ownership guidelines for officers and directors.

•	Pro-rated vesting of equity awards to officers whose employment with the Company terminates because of death, disability, or retirement after reaching retirement age during the performance period.

•	Previously, we eliminated or restricted a number of compensation programs:

•
We closed our supplemental executive retirement plan to new participants on December 4, 2014, and froze the benefits payable to existing SERP participants effective as of December 31, 2015 (December 31, 2016 for Mr. Rolfs).

•	We eliminated a cash subaccount option from the Directors’ Deferred Compensation Plan, so that all future deferred directors’ fees will be held in Common Stock.

•	We terminated the Non-Employee Directors’ Retirement Plan effective June 30, 2014.

•	We eliminated all tax gross-ups on perquisites given to our named executive officers.

•	We amended the 2012 Non-Employee Directors Stock Plan to provide for annual awards based on a fixed dollar value rather than a fixed number of shares.

•
On-going Board refreshment efforts have resulted in the appointment of seven new independent directors since 2013: Mr. Cichurski in 2013, Dr. Carleone and Ms. McKeithan-Gebhardt in 2014, Drs. Ferruzzi and Landry in 2015, Mr. Morrison in 2016, and Ms. Jackson in 2019. The current average tenure for the Board is approximately 9 years. We continue to welcome input from our shareholders regarding potential candidates for the Board of Directors.

•
In 2020, we were proud to be named a “2020 Women on Boards Winning Company” for the ninth year in a row, in recognition of the number of women on our Board. Forty percent of the Board’s ten nominees for director are women.

•	We have a majority standard for the election of directors in non-contested elections combined with a director resignation policy.

•	We have strong independent Board leadership through a lead independent director.

Sensient’s Executive Compensation Program Highlights

Sensient’s executive compensation program features the following shareholder favorable “best practices”:

Compensation Program Feature	Description
“Hold-to-retirement” policy	Independent directors are required to hold at least 75% of any additional net shares awarded to them until the director retires from the Board.
No equity short sales, hedging, or pledging	Since 2010, our stock ownership guidelines for officers and independent directors have explicitly prohibited short sales, hedging, and pledging transactions involving our securities.
Proactive engagement
In addition to our annual say-on-pay vote, our senior management engages directly with institutional shareholders and other key stakeholders throughout the year to gather feedback regarding our performance and executive compensation programs.

Performance measures	Performance measures for incentive compensation are closely linked to challenging strategic and near-term operating objectives, and are designed to create long-term shareholder value.

Compensation Committee member- ship and independent compensation consultant
Our Compensation Committee is composed entirely of independent, non- employee directors and engages an independent compensation consultant to perform an annual independent risk assessment of our executive compensation program.

Annual review and modification of executive compensation	Our Compensation Committee reviews and modifies executive compensation on an annual basis to achieve program objectives.
No discretionary or multi-year guaranteed bonuses	We have no discretionary bonuses and no multi-year guaranteed bonuses for any of our executive officers.
Proration of performance- based equity awards and annual cash incentive awards	We prorate performance-based equity awards and annual cash incentive awards to executives who leave the Company due to retirement, death, or disability during the applicable performance period.
No tax gross-ups	We do not have any tax gross-ups in any of our change of control agreements with any of our executive officers, and we do not provide any tax gross-ups on perquisites to our named executive officers.
No equity repricing or exchange	Our equity incentive plans prohibit repricing or exchange of underwater stock options or stock appreciation rights.
Double-Triggers
Our change of control agreements have a “double-trigger” such that benefits payable under such agreements are not paid unless a change in control is also accompanied by a qualifying termination of employment within 36 months.

Clawbacks
In the event of certain financial restatements as a result of misconduct by any former or current executive officer, the Compensation Committee will seek to recover any bonus or other incentive-based or equity-based compensation received by the offending officer, and any profits realized by the offending officer from the sale of Sensient securities, during the 12-month period following the first public issuance or filing of the noncompliant financial document.

Stock ownership guidelines
Our Chief Executive Officer is required to hold shares of Common Stock equal to a multiple of six times his salary; any officer who is a direct report to the CEO is required to hold shares of Common Stock equal to a multiple of two times his or her salary; and each other officer is required to hold shares of Common Stock equal to a multiple of one times his or her salary, within five years from an officer’s date of election (in each such case, including restricted stock and performance stock units). Each independent director is required to hold at least 1,000 shares of Common Stock within a year following his or her initial election to the Board and shares with a value of at least five times the annual retainer for directors after five years of service on the Board (in each such case, excluding unexercised stock options but including restricted stock).

Executive Compensation Flows Directly from Sensient’s Business Strategies; Investments Focus on Value Creation, Primarily Over the Long Term

Our approach to executive compensation flows directly from our approach to value creation for the Company and our shareholders. Although all timeframes are relevant, we focus primarily on long-term investments both in our employees and through acquisitions and strategic capital investments in state-of-the-art facilities and equipment designed to produce the highest quality innovative products efficiently and with product safety and regulatory compliance in mind. Our equity compensation program and our robust stock ownership guidelines are designed to align our executive compensation program with this long-term value creation focus. We believe that the annual components of our executive compensation program do not detract from our focus on long-term value creation through innovation, acquisitions, and strategic capital investments. We also believe that the three-year vesting of Performance Stock Units, which represent 60% of long-term incentive plan grants, and stock ownership requirements directly align named executive officer compensation and incentives to longer-term shareholder value.

Compensation Processes and Procedures

The pages below discuss the Compensation Committee and the processes and procedures used by the Compensation Committee in reviewing and determining executive compensation.

The Compensation Committee

The Compensation Committee is composed entirely of independent, non-employee directors, as determined using New York Stock Exchange listing standards both for directors generally and for compensation committee members. The Committee oversees Sensient’s executive compensation programs and monitors incentives for risk-taking from compensation programs for all employees. See “Committees of the Board — Compensation and Development Committee” above for a description of the Committee’s responsibilities. This discussion and analysis is designed to assist your understanding of Sensient’s compensation objectives and philosophy, the Compensation Committee’s practices, and the elements of compensation for the named executive officers.

Compensation Objectives and Philosophy

Sensient’s compensation program is designed:

•	to measure and reward performance by each of its executive officers and by the management team as a whole;

•
to align Sensient’s interests with the interests of executives and other employees through compensation programs that recognize individual contributions toward the achievement of corporate goals and objectives without encouraging the assumption of unnecessary or excessive risks;

•	to further link executive and shareholder interests through equity-based compensation and long-term stock ownership arrangements;

•	to attract and retain high caliber executive and employee talent; and

•	to encourage management practices, controls, and oversight that prioritize ethical behavior and minimize the risks present in Sensient’s business.

The Committee determines specific compensation levels for Sensient’s executive officers based on several factors, including:

•	achievement of strategic and financial plans, and specific financial and performance targets, without taking unnecessary or excessive risks;

•	each executive officer’s role and his or her experience and tenure in the position and with the Company;

•	the total salary and other compensation for the executive officer during the prior fiscal year;

•	an analysis of pay at peer group companies, industry pay survey data, and market compensation practices for executive officers; and

•	how the executive officer may contribute to Sensient’s future success.

In sum, the Committee intends that Sensient’s compensation programs both help the Company to attract and retain key executives and other employees, provide for effective succession planning, and give the executive officers and other employees appropriate and meaningful incentives to achieve superior corporate and individual performance without undertaking unnecessary or excessive risks.

The Committee determines the amounts and mixture of compensation for Sensient’s executives based on the compensation design and other factors described above, including the philosophy of measuring and rewarding performance and retaining key executives. Sensient reviews its compensation awards compared to compensation levels for comparable positions at Sensient’s peer group of competing public companies of similar size and complexity as well as published survey data, adjusted as described below (together, the Comparable Company Data), using regression analysis for the survey data because of differences in size between the comparable companies and the Company. This review is performed to ensure that Sensient’s compensation programs are reasonably applied, and also to ensure that they are competitive for purposes of attracting and retaining key executives. The selection of our peer group and each material element of compensation are discussed further below.

Key elements of the executive compensation program directly link executive compensation to the Company’s performance and success in meeting specified financial goals and objectives. The Committee also considers other compensation and amounts payable to executive officers, including potential payments in a situation involving a change of control of the Company.

The Committee also recognizes that situations involving a potential change of control of a company can be very disruptive to all of its employees, including executive officers, because a change of control could affect the employees’ job security, authority, or compensation. To help address the inherent potential conflict of interest between executive officers’ personal interests and other interests of the Company and its shareholders, since 1988, we have provided key decision-making officers with agreements that will help mitigate their concerns about such personal matters in the case of a change of control, and thereby assure that management provides objective guidance to the Board and shareholders. As noted above, since 2010, these have been double-trigger agreements, requiring both change of control and loss of employment within three years. Change of control agreements can also help ensure that the management team stays intact before, during, and after a change of control, thereby protecting the interests of not only the Company’s shareholders but also those of any acquirer. We believe that these change of control agreements align the interests of executives with the interests of shareholders in maximizing the value of Sensient stock at the time of any change of control.

Finally, as with most companies, the Company provides various other benefits to its employees, including its executive officers. Many of these benefits, such as health insurance, are provided on the same basis to all salaried employees. In many respects, the types and amounts of those benefits have historically been driven by reference to the Company’s past practices. The Committee regularly reviews these and other benefits, including special benefits or “perks,” for executive officers. In 2014, the Committee and Board eliminated all tax gross-up payments on perks paid to named executive officers.

Compensation Committee Practices

Each year the Committee conducts a review of the Company’s executive compensation program. Since 2011, as required by Section 14A of the Securities Exchange Act of 1934, the Company has obtained formal shareholder advisory votes regarding executive compensation at every Annual Meeting of Shareholders. Based upon the shareholders’ approval in 2017, we obtain shareholder advisory votes annually. The Committee considers the results of the recent shareholder advisory votes regarding executive compensation in determining its ongoing compensation policies and decisions.

To better understand the concerns of its shareholders and to give them an opportunity to make more specific recommendations, the Company initiated annual discussions of its compensation policies with some of its larger shareholders beginning in 2011.

As part of its annual review of the Company’s executive compensation program, the Committee retains a consultant who, among other things, prepares a report comparing Sensient’s executive compensation to the Comparable Company Data. The Comparable Company Data ordinarily includes information that is from the year prior through the date of the analysis.

Under the current process, in place in 2020, the Committee began its consideration of annual cash and long-term equity incentive compensation at its July meeting when it received a report from its outside compensation consultant regarding executive compensation trends and the alignment of the Company’s compensation policies. Based upon information received from its outside compensation consultant and discussed by the Committee in July, the Company held a follow up meeting with the Committee Chairman in August to review potential changes to the Company’s compensation practices to better align the Company with prevailing market compensation practices. Then, at its October meeting, the Committee further reviewed the Company’s program with its outside compensation consultant and also reviewed the Comparable Company Data discussed below. Final review and determinations of salaries and long-term equity incentive compensation awards were made at the Committee’s December meeting. As discussed above, to better align the Company’s pay practices to prevailing market pay practices and to enhance the retention effect of the long-term equity incentive program, the Committee determined that it was necessary to make changes to the Company’s long-term equity incentive program to provide a mix of performance-based and time-vested equity and to the Stock Ownership Guidelines for Executive Officers. Additionally, in view of the extraordinary and unforeseen effect of the COVID-19 pandemic, as well as to recognize the exceptional efforts of the Company’s employees during this time, the Committee determined that it was appropriate to pay a one-time payment to Company employees who were not otherwise eligible to participate in sales and management incentive plans.  The Committee further exercised its discretion to make adjustments to the Management Incentive Plans to mitigate the impact of COVID-19 on the Personal Care business unit. Performance stock unit (60%) and restricted stock (40%) awards were granted effective as of the Committee’s December meeting date. Final determinations of annual cash incentive awards were made at the Committee’s February 2021 meeting. Additionally, the Committee set metrics for the 2021 annual cash incentive awards based upon the Company’s 2021 budget, which was approved by the Board at the February 2021 meeting.

Establishing a stable and appropriate peer group for the Company remains challenging because Sensient has few direct competitors of similar size that are publicly traded in the United States. The colors and flavors industries are highly fragmented geographically and are diversified among product lines. In light of these challenges, Sensient has determined the appropriate peer group by considering:

•
public companies of comparable size (based primarily on most recently reported revenues ranging from approximately $540 million to $2.9 billion, with a median of $1.8 billion; market capitalizations with a median of $1.8 billion as of October 2020; and most recently reported operating incomes with a median of $141 million);

•	public companies that operate in the specialty chemicals industry or an adjacent industry;

•	public companies with which it competes for business, resources, and talent;

•
public companies with generally consistent financial performance or other business attributes (based primarily on gross, operating, and net profits; gross, operating, and net margins; full-time employees and total assets; and total shareholder return); and

•	public companies included in Sensient’s peer group by proxy advisors.

The peer group is reviewed annually and while companies are added or removed as circumstances warrant, the Compensation Committee believes it is beneficial to attempt to keep the peer group fairly stable from year to year for comparison purposes.

In October 2020, the Compensation Committee reviewed and updated the Company’s peer group.  As mentioned, establishing a peer group for the Company has always been a challenge, given its diverse product offerings and lack of comparable U.S. public company competitors. To research companies that could potentially be added to, or removed, from the peer group, the Committee’s consultant, Willis Towers Watson, reviewed U.S. public companies within the Company’s current 8-digit GICS code (15101050: Specialty Chemicals), the Company’s ISS peer group, and other companies that use the Company as a peer. While the consultant focused on potential peer companies in the Specialty Chemical industry, it also reviewed companies in Food and Beverage, Personal Products, Commodity Chemicals, and Household Products industries in which the Company primarily operates. The consultant reviewed companies with revenues between $529 million and $3,308 million (i.e., 0.4x to 2.5x that of the Company’s 2019 revenues of $1,323 million), which is consistent with the revenue range used by ISS in their development of peer groups. Based upon peer acquisitions and revenue growth, as well as the Company’s planned 2020 divestitures of its inks, yogurt fruit preparation, fragrance compounds, and aroma chemical businesses, the Committee decided to remove four peers used in its 2019 peer group. Two companies, Innophos Holdings and OMNOVA Solutions, were acquired as of February 7, 2020 and April 2, 2020, respectively, and compensation data is no longer available. Two companies, Albemarle and Cabot, have revenues more than 2.5 times that of the Company and were no longer deemed appropriate peers.

After careful consideration of a number of proposed replacement peer companies, the Committee determined that Ingevity Corporation and Quaker Chemical Corporation were appropriate additions to the Company’s peer group.  In addition to being unable to find any comparable companies with which the Company competes in the product and talent markets, the Committee determined that Quaker and Ingevity were the most appropriate Specialty Chemical peers in that they each disclose Sensient as a peer in their proxies, and are also ISS peer companies.

The Comparable Company Data included in the 2020 analysis was considered by the Compensation Committee in making decisions for:

•	2021 base salaries;

•	annual management incentive plan target awards authorized in February 2021, for performance during 2021;

•	2020 performance stock unit awards with a three-year performance period (January 1, 2021 – December 31, 2023) (which will vest, if at all, in February 2024); and

•	2020 restricted stock awards with a three-year vesting period (which will vest, if at all, in December 2023).

The Committee’s analysis was based in part on published survey data of a broad group of public and private companies and in part on an analysis of the proxy statements of a peer group of 18 public companies prepared by the Committee’s outside compensation consultant. As further described above, the peer group of 18 public companies included in 2020 was:

Avient Corporation	Hawkins, Inc.	Minerals Technologies Inc.	Stepan Company

Balchem Corporation	Ingevity Corporation	Nu Skin Enterprises, Inc.	USANA Health Sciences, Inc.

Edgewell Personal Care Company	Innospec Inc.	Quaker Chemical Corporation	W. R. Grace & Co.

Ferro Corporation	Koppers Holdings Inc.	Rayonier Advanced Materials Inc.

H.B. Fuller Company	Kraton Corporation	Revlon, Inc.

This public company peer group is comparable to Sensient in complexity and market challenges. Sensient’s market capitalization, operating income, and revenue ranked at the 71st, 57th, and 30th percentiles of the peer companies, respectively.

The Compensation Committee has the sole authority to retain and terminate a compensation consulting firm to assist it in the evaluation of compensation of the Chief Executive Officer and other executives and employees of the Company and the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee is directly responsible for the oversight of the work of any compensation consulting firm retained by it to assist in compiling the Comparable Company Data.

In selecting a consultant, the Committee considers all factors relevant to that person’s independence from management, including the following:

•	the provision of other services to the corporation or its affiliates by the person that employs the compensation consultant;

•
the amount of fees received from the corporation or its affiliates by the person that employs the compensation consultant, as a percentage of the total revenue of the person that employs the compensation consultant;

•	the policies and procedures of the person that employs the compensation consultant that are designed to prevent conflicts of interest;

•	any business or personal relationship of the compensation consultant with a member of the Committee;

•	any corporation stock owned by the compensation consultant; and

•	any business or personal relationship of the compensation consultant with an executive officer of the corporation.

As part of the process this year to retain Willis Towers Watson, the Compensation Committee evaluated the independence of that firm and its advisers by considering the factors listed above (among other factors that the Committee considered relevant). On the basis of the Compensation Committee’s evaluation of the factors listed above, the Committee determined that the advisers’ relationships did not create conflicts of interest and did not adversely affect Willis Towers Watson’s independence and advice.

The Company’s management assists the Compensation Committee in its determinations by helping compile and organize information, arranging meetings, and acting to support the Compensation Committee’s work. In reviewing the performance and establishing the compensation levels of other executive officers, the Compensation Committee also takes into account the recommendations of the Company’s Chief Executive Officer. The Company’s management has no decision-making authority on the Compensation Committee.

Components of 2020 Executive Compensation and Benefits Programs

The following table summarizes the components of our executive compensation and benefits programs for named executive officers. Each component is designed to align the interests of our named executive officers with the Company and our shareholders and is discussed in further detail below.

	Component	Type	Objective
1.	Base Salary	Fixed	- Attract and retain talented executives by providing base pay at market levels
2.	Annual Cash Incentive Plan Awards	Performance-Based	- Drive Company and individual annual performance - Focus on growing 2020 adjusted EBITDA (50% weight), adjusted revenue (30% weight), and adjusted cash flow (20% weight)
3.	Long-Term Equity Incentive Awards	60% Performance-Based and 40% Restricted Stock
- Align executive officers’ interests with those of the Company and its shareholders over a three-year vesting period

- Performance-based awards focus on Company’s operating performance  in terms of adjusted EBITDA growth (70% weight) and adjusted return on invested capital (30% weight) over a three-year performance period (January 1, 2021 – December 31, 2023)

4.	Retirement Benefits	Fixed	- Attract and retain talented executives by providing retirement benefits to executives who have contributed to the Company’s success over an extended period of time
5.	Other Benefits	Fixed	- Attract and retain talented executives by providing other benefits (e.g., health insurance) at market levels

The performance measures for the Annual Cash Incentive Plan and Long-Term Equity Incentive Awards are defined by the Committee and may include adjustments to the Company’s financial results, which are calculated in accordance with GAAP. The performance measures described above may be adjusted to remove the effect of foreign currency translation, the impact of acquisitions, EBITDA from businesses targeted for divestiture in 2020, and other items as defined by the Committee. The Compensation Committee relied in part on a study of peer group performance in setting base salaries and specific performance targets for both the annual cash incentive and the long-term equity incentive awards.

Base Salary

As with most companies, base salary is one of the key elements in attracting and retaining Sensient’s key executives. When determining the amount of base salary for a particular executive, the Committee considers prior salary (and the proposed percentage change in salary); job responsibilities and changes in job responsibilities; individual experience and length of experience; demonstrated leadership ability; Company and individual performance and potential performance; retention needs; years of service at Sensient; years in the officer’s current position; market data (where available) regarding salary levels and changes for similar positions; and the increased responsibilities of officers operating in a lean corporate environment. These factors ordinarily are not specifically weighted or ranked; instead, they are considered in a holistic way.

For 2021 compensation decisions, the Committee also weighed the Company’s strong financial performance and response to the COVID 19 pandemic, which included avoiding any plant shutdowns (other than shutdown orders issued by the Chinese and Indian governments for short periods during the pandemic) or supply disruptions; continuing to grow the Company’s business through new commercial wins, regaining previously lost business, protecting existing business, and gaining market share at existing client accounts; improving on time delivery; and navigating three challenging divestitures despite shutdowns and travel restrictions.

For 2020, the Committee began with market data (comprised of the Comparable Company Data), and then determined actual base salaries for Sensient’s executives after considering management’s recommendations. The Company continues to believe that the unique skills and qualifications of its executive officers are important to the ongoing growth and success of the Company. The annual salary increase for 2019 to 2020 given to the Chief Executive Officer was 0%. The salary increases for the other named executive officers was between 0% and approximately 5%. The Committee has approved salary increases to named executive officers with reference to the 50th percentile of salaries in our peer group for their position as well as such officers’ experience and tenure.

Annual Incentive Plan Awards

Sensient maintains annual management incentive plans for its officers, business unit General Managers and senior leaders, and other key individuals. Annual incentive compensation is intended to provide cash- based incentives based upon achieving overall Company, group, or divisional financial goals, while placing a significant part of each person’s total compensation at risk depending upon achievement of those goals. The Committee has discretion to reduce any award by up to 20% if the Committee determines a reduction to be appropriate, such as if the Committee determines that the executive caused the Company to take unnecessary or excessive risks. The Committee also has discretion to make exclusions for items that were not considered at the time the performance goals were set and are related to an event that is outside of the Company’s ordinary course of business. Given the extraordinary and unforeseen impact of COVID-19, the Committee determined that, for purposes of calculating payments pursuant to the 2020 Management Incentive Plans, the actual results for the Personal Care business unit within the Color Group for the first quarter of 2020 would be extrapolated for the year.

For 2020 annual incentive target awards approved in February 2020 for Messrs. Paul Manning, Stephen Rolfs, and John J. Manning, based upon the achievement of performance goals during 2020, performance was measured based on a weighted average of the Company’s achievement of three performance goals:

•	adjusted EBITDA improvement (50% weight),

•	adjusted revenue improvement (30% weight), and

•	adjusted cash flow improvement (20% weight).

These are non-GAAP financial measures. See the tables and their footnotes below for information regarding these measures and how they were calculated.

For 2020 annual incentive target awards approved in February 2020 for Messrs. Michael Geraghty and Craig Mitchell, based upon the achievement of performance goals during 2020, performance was split between Group (70%) and Corporate results (30%) and measured based on a weighted average of the Color and Flavor Groups’ respective achievement of two performance goals:

•	adjusted operating profit improvement (70% weight), and

•	adjusted revenue improvement (30% weight).

Additionally, Messrs. Geraghty and Mitchell were each eligible for a Working Capital Incentive based upon Days Inventory on Hand (DIH) reduction (70% weight) and Days Payable on Hand (DPH) improvement (30% weight) within their respective Groups with a target payout of $100,000 if goals (described below) were met.

These are non-GAAP financial measures. See the tables and their footnotes below for information regarding these measures and how they were calculated.

Awards earned under the annual incentive plan in 2020, based upon targets set in February 2020, were as described in the tables below:

Corporate Performance Goals	2020 Target(1) and Percentage of Target Award Earned	2020 Calculation(2)	Percentage Weight of Award Formula
Adjusted EBITDA improvement	0% increase minimum, 25%; 4% increase target, 100%;	$222.6 million (5.0% increase)	50%
	8% increase maximum, 200%

Adjusted revenue	0% increase minimum, 25%;	$1.2 billion	30%
improvement	4.5% increase target, 100%;	(5.6% increase)
	8% increase maximum, 200%

Adjusted cash flow	0% increase minimum, 25%;	$211.9 million	20%
improvement	5% increase target, 100%;	(35.6% increase)
	10% increase maximum, 200%

Group Performance Goals	2020 Target(1) and Percentage of Target Award Earned	2020 Calculation(2)	Percentage Weight of Award Formula
Color Group
Adjusted operating profit	0% increase minimum, 25%;	$102.1 million	70%
improvement	6.7% increase target, 100%;	(2.8% increase)
	9.9% increase maximum, 200%

Adjusted revenue	0% increase minimum, 25%;	$502.3 million	30%
improvement	5.0% increase target, 100%;	(2.4% increase)
	7.1% increase maximum, 200%
Flavor & Extracts Group
Adjusted operating profit	0% increase minimum, 25%;	$82.7 million	70%
improvement	9.6% increase target, 100%;	(13.1% increase)
	12.9% increase maximum, 200%

Adjusted revenue	0% increase minimum, 25%;	$642.5 million	30%
improvement	4.5% increase target, 100%;	(8.8% increase)
	6.6% increase maximum, 200%

(1)
A minimum, target, and maximum payment level were set for each performance goal for purposes of determining awards as shown above. 2020 performance below the minimum level would have resulted in no payment for that performance goal, while 2020 performance equal to or above the maximum level would have resulted in a payment of 200% of the target award for that performance goal. When performance fell between various payment levels, interpolation was used to calculate the payment level. Actual payments to our named executive officers earned based on 2020 performance were 83.2% of the target award amount for Mr. Geraghty, 182.8% of the target award amount for Mr. Mitchell, and 142.6% of the target award amounts for our other named executive officers and are reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

(2)
The annual incentive plans provide that in comparing performance against the targeted performance goals, the Compensation Committee may exclude from the comparison any item that was not considered for the establishment of the performance goals and is related to an activity or event that is outside of the Company’s ordinary course of business as it deems appropriate. In evaluating 2020 results, the Committee removed the impact and results of divestiture activities, costs of the Company’s operational improvement plan to further consolidate manufacturing facilities and improve efficiencies within the Personal Care business unit (the Operational Improvement Plan), the portion of the COVID-19 Pandemic Payment that was paid to employees who were not otherwise eligible to participate in the Company’s sales and management incentive plans, and the impact of CARES Act deferrals. As explained above, to account for the outsized adverse impact of COVID-19 on the Personal Care business unit within the Color Group, the Committee determined that for purposes of calculating payments pursuant to the 2020 annual incentive plan, the actual first quarter results from 2020 for the Personal Care business unit within the Color Group should be extrapolated for the year in the calculation of EBITDA, operating profit, and revenue.

Messrs. Geraghty and Mitchell were also each eligible for a Working Capital Incentive based upon Days Inventory on Hand (DIH) reduction (70% weight) and Days Payable on Hand (DPH) improvement (30% weight) within their respective Groups, in each case as compared to prior year, with a maximum payout of $100,000.  2020 performance below the minimum levels (with such levels being reduction in DIH of two days and no change in DPH) would have resulted in no payment for that performance goal, while 2020 performance equal to or above the maximum level in both DIH reduction and DPH improvement (with such levels being reduction in DIH of 15 days for Mr. Geraghty and reduction in DIH of 10 days for Mr. Mitchell and improvement of ten days in DPH for each individual) would have resulted in a payment of $100,000. When performance fell between various payment levels, interpolation was used to calculate the payment level. Actual payments earned under the Working Capital Incentive based on 2020 performance were $70,000 for Mr. Geraghty and $100,000 for Mr. Mitchell.  Mr. Geraghty received only $35,000 of the $70,000 earned amount as he exercised discretion to reallocate $35,000 of the Working Capital Incentive to other employees of the Company.

The Company’s objective is to set incentive goals that are quantitative and measurable and that represent meaningful improvement from the prior year while still being capable of achievement at the “target” level. Each of these targets is an objective measure of performance that we believe is widely accepted by investors. The target percentage payout may vary from year to year. The amount Sensient pays will also increase or decrease from year to year depending on the Company’s performance against our target performance measures. After the end of the year, the Company compares Sensient’s performance against the goals for each of the performance measures to determine the amount (if any) that it pays the eligible executive officers under the applicable annual management incentive plan, subject to Committee discretion to reduce the awards as described above. The Committee determined that these levels of annual incentive awards were appropriate based on analysis of the most recent Comparable Company Data.

Messrs. Paul Manning, Rolfs, and John J. Manning received and will receive incentive compensation opportunities based upon the performance of the Company as a whole, rather than on the performance of any specific business unit of the Company. As noted above, the incentive compensation of Mr. Geraghty and Mr. Mitchell is based 70% upon performance of the respective Group and 30% on the performance of the Company as a whole.

Equity Awards

Sensient provides equity incentive compensation to its executive officers through the Company’s 2017 Stock Plan. We believe that including a significant level of equity-based awards aligns the financial interests of our management with those of both our shareholders and the long-term strategic objectives of the Company. The ultimate value of these equity-based awards is tied to the value of Sensient’s stock over the long term, and these awards provide executives with a further equity stake in the Company. This is especially true in light of the Company’s stock ownership requirements, as discussed below.

Sensient’s long-term equity incentive compensation for its named executive officers is composed of 60% performance stock units and 40% restricted stock awards. Although authorized under the 2017 Stock Plan, there are currently no outstanding stock option awards to our officers.

Performance Stock Units Awards

In December 2020, the Compensation Committee awarded performance stock units (60% of the total long-term equity incentive compensation awarded) that are calculated based on future performance over a three-year performance period (2021-2023) and based on a weighted average of two performance metrics:

•	adjusted EBITDA growth (70% weight) and

•	adjusted return on invested capital (30% weight).

These are non-GAAP financial measures. See the tables and their footnotes below for information regarding these measures and how they are calculated. The performance stock units, to the extent earned, will vest after three years. The Compensation Committee also awarded restricted stock awards (40% of total) that will vest three years following the grant date.

For performance stock units, if the individual’s employment terminates because of death, disability, or retirement after reaching retirement age, before the end of the three-year performance period, a prorated portion of the performance stock units (calculated by dividing the number of full months of the performance period that the individual worked for the Company by thirty-six), if earned, will vest after three years. The Compensation Committee, in its sole discretion, may vest some or all of the remaining performance stock units eligible for vesting. If a change of control occurs during the three-year performance period, the Company will issue one share of stock per performance stock units that could become vested assuming performance at 100% of target levels.

Award targets under the performance stock unit awards granted in 2020 are as described in the table below. In setting the targets below, the Compensation Committee used peer company performance data in order to establish targets that were challenging, yet achievable and also in line with past performance within the peer group.

			Percentage Weight of PSU Award Formula
Three-Year Performance Goal	2021-2023 Target(1) and Percentage of Performance Goal Earned	2020 Baseline(2)
Local currency adjusted EBITDA growth	Less than -5% Compound Annual Growth Rate (CAGR) on 2020 EBITDA minimum, 0%; -2% CAGR on 2020 EBITDA, 25%; 3% CAGR on 2020 EBITDA target, 100%;	$217.4 million	70%
	6% or more CAGR on 2020 EBITDA maximum, 200%

Adjusted return on	25 basis points decrease on 2020 ROIC minimum, 0%;	9.7%	30%
invested capital	No change on 2020 ROIC, 25%;
	25 basis points increase on 2020 ROIC target, 100%;
	100 basis points or more increase on 2020 ROIC maximum, 200%

(1)
Each three-year performance goal for 2021-2023 is subject to a minimum, target, and maximum level for purposes of determining any awards as shown above. Three-year performance below the minimum level would result in no award for that performance goal, while three-year performance equal to or above the maximum level would result in an award of 200% of the target level for that performance goal. Interpolation will be used to calculate the award if the performance falls between the various levels.

(2)
Our stock plans provide that in comparing performance against the targeted performance goals, the Compensation Committee shall adjust performance targets to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes, the effect of foreign currency translation, or other extraordinary events not foreseen at the time the targets were set, unless the Committee provides otherwise at the time of establishing the targets. In evaluating actual performance against the performance goals, the Committee removed the impact and results of divestiture activities, Operational Improvement Plan costs, the portion of the COVID-19 Pandemic Payment that was paid to employees who were not otherwise eligible to participate in the Company’s sales and management incentive plans, and the impact of foreign currency translation from EBITDA.  These adjustments resulted in an increase in our 2020 baseline, which will be measured against during the performance period.

The following table shows the performance metrics and weighting that the Compensation Committee set for our 2017 performance stock units, which were eligible for vesting in February 2021, and our degree of attainment of these goals:

			Percentage Weight of PSU Award Formula
Three-Year Performance Goal	2018-2020 Target(1) and Percentage of Performance Goal Earned	2018-2020 Calculation(2)
Local currency adjusted EBIT growth	Less than -5% Compound Annual Growth Rate (CAGR) on 2017 EBIT minimum, 0%; 0% CAGR on 2017 EBIT, 25%; 5% CAGR on 2017 EBIT target, 100%; 8% or more CAGR on 2017 EBIT maximum, 150%	$166.7 million (7.1% CAGR decrease) No Award	70%

Adjusted return on	25 basis points decrease on 2017 ROIC minimum, 0%;	9.7%	30%
invested capital	No change on 2017 ROIC, 25%;	(120 bps
	25 basis points increase on 2017 ROIC target,100%	decrease)
	50 basis points or more increase on 2017 ROIC maximum, 150%	No Award

(1)
Each three-year performance goal for 2018-2020 was subject to a minimum, target, and maximum level for purposes of determining any awards as shown above. Three-year performance equal to or below the minimum level resulted in no award for that performance goal.

(2)
Our stock plans provide that in comparing performance against the targeted performance goals, the Compensation Committee shall adjust performance targets to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes, the effect of foreign currency translation, or other extraordinary events not foreseen at the time the targets were set, unless the Committee provides otherwise at the time of establishing the targets. In evaluating actual performance against the performance goals, the Committee removed the impact and results of divestiture activities, the Operational Improvement Plan costs, the portion of the COVID-19 Pandemic Payment that was paid to employees who were not otherwise eligible to participate in the Company’s sales and management incentive plans, and the impact of foreign currency translation from EBIT.

Based on 2018-2020 performance, each named executive officer (other than Mr. Mitchell because he was not with the Company until 2018) received 0% of the 2017 performance stock unit award.

Restricted Stock Awards

In December 2020, the Compensation Committee awarded shares of restricted stock (40% of the total long-term equity incentive compensation awarded) that does not vest until the end of a three-year period of restriction.  Pursuant to the terms of the award, if the individual’s employment terminates because of normal retirement in effect on the date of the termination of employment, the period of restriction with respect to any shares of restricted stock held by the individual will terminate and such shares will be free of restrictions.  If the individual’s employment terminates because of death or disability before the period of restriction lapses, the period of restriction will terminate with respect to that number of shares of restricted stock equal to the total number of shares of restricted stock granted multiplied by the number of full months which have elapsed since the grant date divided by the maximum number of full months of the period of restriction.  The Compensation Committee, in its sole discretion, may waive the restrictions remaining on all such remaining shares. If a change of control occurs during a period of restriction, the Compensation Committee, in its sole discretion, may provide for the acceleration of the vesting of an award or make such other provision as the Compensation Committee may consider equitable and in the best interests of the Company.

Stock Ownership Guidelines for Officers and Directors

As discussed above, the Company’s stock ownership guidelines for officers are applicable within five years from an officer’s date of election or appointment and provide as follows:

•	the Chief Executive Officer should own stock with a value of at least six times his annual base salary;

•	officers who are direct reports to the CEO should own stock with a value of at least two times their annual base salaries; and

•	other executive officers should own stock with a value of at least one times their annual base salaries

(in each case ownership excludes unexercised stock options, but includes all restricted stock and performance stock units at the “target” payment amount).

The stock ownership guidelines for officers:

•	PROHIBIT hedging transactions using Company stock,

•	PROHIBIT the use of Company stock as collateral in a margin account,

•	PROHIBIT loans of Company stock for purposes of short selling, and

•	No categories of hedging transactions are specifically permitted under the Company’s stock ownership guidelines for officers.

The Company’s stock ownership guidelines for independent directors provide that independent directors should own at least 1,000 shares of Common Stock (excluding unexercised stock options but including restricted stock) within a year following a director’s initial election to the Board and shares with a value of at least five times the annual retainer for directors after five years of service on the Board. This policy includes a “hold-to-retirement from the Board” requirement for at least 75% of any additional net shares awarded to them, with exceptions for the sale of shares from the exercise of options expiring within one year, or the sale of up to 50% of restricted shares upon vesting (to permit payment of related taxes).

The stock ownership guidelines for independent directors:

•	PROHIBIT hedging transactions using Company stock,

•	PROHIBIT the use of Company stock as collateral in a margin account,

•	PROHIBIT loans of Company stock for purposes of short selling, and

•	No categories of hedging transactions are specifically permitted under the Company’s stock ownership guidelines for independent directors.

All of the Company’s directors and named executive officers comply with these stock ownership requirements and the Company’s policies against hedging, short selling, and use of Company stock as collateral. As a result, the portion of an executive’s net worth invested in Sensient stock generally increases throughout the executive’s career, creating a strong alignment with the interests of our shareholders.

Executive Compensation Clawback Policy

Sensient’s clawback policy provides for mandatory recovery of equity-based and other incentive compensation from the offending officer(s) if Sensient is required to prepare an accounting restatement due to Sensient’s material noncompliance with any financial reporting requirements under the securities laws as a result of misconduct from a current or former executive officer. Under the policy, the Compensation Committee recovers any bonus or other incentive-based or equity-based compensation received by the offending officer during the 12-month period following the first public issuance or filing of the noncompliant financial document and any profits realized by the offending officer from the sale of Sensient securities during that 12-month period.

Retirement Benefits

See the description of Sensient’s supplemental retirement plan included in the compensation tables of this proxy statement.

Other Benefits

Sensient’s executive officers receive various other benefits in the same manner as other salaried employees. For example, the Company provides executive officers and salaried employees with health insurance, vacation, and sick pay.  For key executives, Sensient has also provided other benefits, including automobile allowances, club memberships, financial planning, and sometimes relocation assistance or other benefits.

Chief Executive Officer’s Employment Agreement

Mr. Paul Manning is the only officer of the Company who currently has an employment agreement. A description of certain terms of Mr. Paul Manning’s employment agreement is provided below.

Compensation for Mr. Paul Manning

Mr. Paul Manning has an employment agreement with the Company that commenced on February 13, 2020. The initial term of employment is three years, commencing on the effective date, subject to automatic extension for additional one-year periods unless either party provides the other party with at least 12 months’ advance written notice that no such extension shall occur. The agreement provides for the payment of base salary (subject to annual adjustment by mutual agreement), bonus eligibility (with no guarantee that any bonus will be earned and paid), participation in incentive, savings, and retirement plans, and customary benefits. The agreement incorporates by reference a one-year non-competition covenant that will begin on the date Mr. Paul Manning ceases to serve as Chief Executive Officer.

For 2018 to 2020, Sensient’s principal corporate goals and objectives relevant to Mr. Paul Manning’s compensation were to achieve excellent overall financial performance and increased shareholder value by executing Sensient’s strategic plans, including strengthening Sensient’s management organization.

For 2018 to 2020, the Committee set Mr. Paul Manning’s base salary at $945,000 for each year.  Mr. Paul Manning’s base salary was selected based on the evaluations described above and on Sensient’s overall financial performance and Mr. Paul Manning’s leadership role. His potential annual cash incentive award was 100% of base salary at “target” performance. In 2018, the target awards were based on a weighted average of the Company’s achievement of three performance goals – local currency adjusted earnings per share, adjusted gross profit as a percentage of revenue, and adjusted cash flow. In 2019 and 2020, the target awards were based on a weighted average of the Company’s achievement of adjusted EBITDA, adjusted revenue, and adjusted cash flow improvement.

Sensient granted Mr. Paul Manning 48,900 performance stock units in 2018, 50,378 performance stock units in 2019 (which was approximately $200,000 above the 2018 award), and 29,059 performance stock units and 19,373 shares of restricted stock in 2020 (which was approximately $350,000 above the 2019 award). The award for each year was based on Mr. Paul Manning’s performance with respect to the year in which the award was granted in accordance with the evaluation described above and to provide an appropriate incentive for accomplishment of future performance targets. The criteria for equity compensation awards are discussed in the subsection above entitled “Equity Awards.”

For 2020, Mr. Paul Manning was also eligible to participate in the Company benefit plans available to and on the same basis as other executive officers of the Company, including the SERP, the supplemental benefit plan, and the deferred compensation plan.

Sensient’s Chief Executive Officer typically receives a higher salary, a higher potential bonus, and larger equity awards than our other executive officers, which is consistent with the practices of the companies included in the Comparable Company Data and most other public companies.

Because Sensient does not currently have a Chief Operating Officer, the difference between Mr. Paul Manning’s compensation and the compensation of the next four named executives is higher than at companies that employ a Chief Operating Officer.

Mr. Paul Manning’s employment agreement includes significant obligations upon early termination of employment (regardless of a change of control) without “cause” or for “good reason” as defined therein and as described below under “Potential Payments Upon Termination or Change of Control.”

Change of Control Agreements

The Company maintains change of control agreements with all of its executive officers, including the named executive officers. These agreements are customary in Sensient’s industry and help to attract and retain key executives in the event of a change of control. These agreements are not employment agreements and have no effect unless there is a change of control. For these purposes, a “change of control” ordinarily occurs if a person acquires 30% or more of Sensient’s Common Stock, a majority of Sensient’s Board consists of persons other than those nominated by the Board, or Sensient is a party to a merger, consolidation, or sale of assets, or acquires the assets of another entity and Sensient’s shareholders have less than 50% of the Common Stock and voting power of the resulting entity.

Each of these agreements provides that in the event of a change of control, the Company will continue to employ the executive for a period of three years following the date of such change of control. During this period, the executive will receive as compensation a base salary, subject to annual adjustment, bonus awards in accordance with past practice, and all other customary benefits in effect as of the date of the change of control. Each agreement can be terminated upon 30 days’ notice by the Company in the event of the executive’s disability. The agreements can also be terminated by the Company for “cause” and by the executive for “good reason.” See “Potential Payments Upon Termination or Change of Control” below for a description of “cause” and “good reason” as used in the agreement. If terminated by the Company other than for cause or disability, or by the executive for good reason, the Company will pay the executive an amount equal to the sum of (i) accrued unpaid deferred compensation and vacation pay and (ii) three times the sum of the executive’s base salary plus the greater of the highest annual bonus (x) for the last five years or (y) since reaching age 50. The executive will also be entitled to coverage under existing benefit plans and benefits for three years and a payment equal to the vested amounts plus a payment equal to three additional years of employer contributions under Sensient’s retirement and deferred compensation plans, which generally provide for full vesting if a change of control occurs. If terminated for cause, the Company will pay the executive his annual base salary through termination. If the executive’s employment is terminated by reason of death or disability, the Company will pay certain accrued obligations and other customary death or disability benefits. See “Tax Aspects of Executive Compensation” below. The Compensation Committee believes that these change of control benefits are important for attracting and retaining executive talent, help to ensure that executive officers can remain focused during periods of uncertainty, and that protecting the executives in this way serves Sensient’s long-term best interests and the long-term best interests of all stakeholders. Sensient has established a so-called “Rabbi Trust” for the payments of the Company’s obligations in the event of a change of control.

Tax Aspects of Executive Compensation

Provisions of the Internal Revenue Code can affect the decisions that Sensient makes. Under Section 280G of the Internal Revenue Code, a 20% excise tax is imposed upon executive officers who receive “excess” payments upon a change in control of a public corporation to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over annual compensation, determined by a five-year average. A company also loses its tax deduction for “excess” payments. Sensient’s change of control employment and severance agreements do not provide for tax gross-ups. See “Compensation Objectives and Philosophy” above.

In addition, the Internal Revenue Code imposes a surtax under Section 409A of the Internal Revenue Code under certain circumstances when deferred compensation is paid to current or former executive officers of publicly-held corporations. We have structured our benefit plans and agreements to comply with Section 409A of the Internal Revenue Code in order to avoid any adverse tax consequences on the Company or its executive officers as a result of the surtax under Section 409A.

Executive Compensation Tables (2018, 2019, and 2020)

Summary

The tables below summarize compensation to the Company’s Chief Executive Officer, Chief Financial Officer, and the Company’s next three most highly compensated executive officers who were serving in the positions set forth below at the end of 2020.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)	Total ($)
Paul Manning	2020	$945,000	-	$3,550,066	-	$1,347,665	$1,366,000	$95,819	$7,304,550
Chairman, President and	2019	945,000	-	3,200,011	-	52,226	1,511,000	110,902	5,819,139
Chief Executive Officer	2018	945,000	-	3,003,438	-	567,000	-	97,237	4,612,675

Stephen J. Rolfs	2020	475,000	-	1,000,032	-	440,308	164,000	53,854	2,133,194
Senior Vice President	2019	475,000	-	897,919	-	17,063	234,000	55,218	1,679,200
and Chief Financial Officer	2018	475,000	-	896,732	-	185,250	7,000	52,911	1,616,893

Michael C. Geraghty	2020	445,000	-	635,071	-	275,678	120,000	46,481	1,522,230
President, Color	2019	438,269	-	605,282	-	4,634	172,000	44,791	1,264,976
Group	2018	428,077	-	601,916	-	80,252	5,000	46,642	1,161,887

John J. Manning	2020	405,000	-	495,068	-	375,421	160,000	48,766	1,484,255
Senior Vice President,	2019	385,000	-	392,427	-	13,830	189,000	47,299	1,027,556
General Counsel and Secretary	2018	350,000	-	374,662	-	136,500	-	37,272	898,434

E. Craig Mitchell	2020	365,000	-	635,071	-	533,653	-	46,325	1,580,049
President, Flavors &	2019	350,000	120,000	532,107	-	62,901	-	42,870	1,107,878
Extracts Group					-

(1)	Includes amounts paid to Mr. Geraghty in 2018 and 2019 for accrued and unused paid time off.

(2)	Includes the sign-on bonus paid to Mr. Mitchell in 2019, in connection with the commencement of his employment with Sensient in 2018.

(3)
The amounts in the table reflect the grant date fair value of stock awards to the named executive officer. Accounting Standards Codification (“ASC”) 718 requires recognition of compensation expense over the vesting period (or until retirement age) for stock awards granted to employees based on the estimated fair value of the equity awards at the time of grant. The ultimate values of the stock awards to the executives generally will depend on the future market price of our Common Stock and achievement of performance conditions, which cannot be forecasted with reasonable accuracy. With respect to performance stock units, the amounts in the table assume the target level of performance conditions will be achieved. The values of the performance stock units at the grant date in 2020, 2019, and 2018, respectively, assuming the maximum level of performance conditions will be achieved are as follows: Mr. Paul Manning — $4,260,049, $6,400,022, and $4,505,157; Mr. Rolfs — $1,200,068, $1,795,838, and $1,345,098; Mr. Geraghty — $762,027, $1,210,564, and $902,874; Mr. John J. Manning —$594,023,  $784,854, and $561,993; and Mr. Mitchell — $762,027 and $1,064,214. This is Mr. Mitchell’s second year as a named executive officer.

(4)
Amounts shown represent the amounts earned under the Company’s annual management incentive plans with respect to the years indicated. In 2018, the targets for the year were set in December of 2017. In 2019 and 2020, the targets were set in February of 2019 and 2020, respectively.

For 2018, the amounts paid to these officers under the management incentive plans were based upon a percentage of each officer’s salary for the applicable year multiplied by a weighted average of achievement of targeted levels of local currency adjusted earnings per share (60% weight), adjusted gross profit as a percentage of revenue (20% weight), and adjusted cash flow (20% weight) and, for Mr. Geraghty, the Company also used a measure of group operating profit, group revenue, and group working capital levels.

For 2019, the amounts paid to these officers under the management incentive plans were based upon a percentage of each officer’s 2019 salary multiplied by a weighted average of achievement of targeted levels of adjusted EBITDA improvement (50% weight), adjusted revenue improvement (25% weight), and cash flow improvement (25% weight) and, for Messrs. Geraghty and Mitchell, the Company also used a measure of group operating profit, group revenue, and group inventory levels. For Mr. Mitchell the amount paid included a $60,000 incentive payment based on the Flavors & Extract Group’s 2019 achievement of inventory level improvements.

For 2020, the amounts paid to Messrs. Paul Manning, Rolfs, and John J. Manning under the management incentive plans were based upon a percentage of each officer’s 2020 salary multiplied by a weighted average of achievement of targeted levels of adjusted EBITDA improvement (50% weight), adjusted revenue improvement (30% weight), and adjusted cash flow improvement (20% weight). For Messrs. Geraghty and Mitchell the amounts paid under the management incentive plans were based upon performance goals that were split between Group (70%) and Corporate (30%) results and measured based on a weighted average of the Color and Flavor Groups’ achievement of two performance goals: adjusted operating profit improvement (70% weight), and adjusted revenue improvement (30% weight). Additionally, Messrs. Geraghty and Mitchell were each eligible for a Working Capital Incentive based upon Days Inventory on Hand (DIH) reduction (70% weight) and Days Payable on Hand (DPH) improvement (30% weight) with a target payout of $100,000 if the goals described in “Components of Executive Compensation and Benefits Program — Annual Incentive Plan Awards” were met.

The amounts earned under the management incentive plans are capped at 200% of the award at the targeted level for each executive. See “Components of Executive Compensation and Benefits Program — Annual Incentive Plan Awards” above.

(5)
Represents the increase in the actuarial present value of pension benefits during the specified fiscal year and the above market earnings on nonqualified deferred compensation. For the continuing participants collectively, most of the changes in pension value for 2018, 2019, and 2020 were a result of decreases in long-term federal interest rates. This benefit will not increase as a result of compensation increases after 2015 (after 2016 for Mr. Rolfs) because the SERP was frozen by the Board in 2014. See the “Pension Benefits” and “Nonqualified Deferred Compensation” tables below for further discussion regarding Sensient’s pension and deferred compensation plans.

(6)
Includes Company contributions under certain benefit plans and other arrangements for the named executive officers. These contributions are set forth in the following table. The Company’s ESOP and Savings Plan are qualified plans subject to government imposed annual limitations on contributions. The Company’s Supplemental Benefits Plan, which is a non-qualified plan, replaces benefits that cannot be provided by the qualified ESOP and Savings Plan because of these annual limitations. The amounts shown in the table below as contributed to the ESOP and Savings Plan that exceed the applicable annual limits were contributed to the Supplemental Benefits Plan. The amounts related to retirement plan benefits listed under the column entitled “All Other Compensation” in the “Summary Compensation Table” above are listed in the table below:

Retirement Plan Benefits

Name	Year	ESOP	Savings Plan	Total
P. Manning	2020	$9,972	$39,889	$49,861
	2019	15,120	60,480	75,600
	2018	14,737	58,948	73,685

S. J. Rolfs	2020	4,921	19,683	24,604
	2019	6,603	26,410	33,013
	2018	6,478	25,913	32,391

M. C. Geraghty	2020	4,496	17,985	22,481
	2019	5,103	20,410	25,513
	2018	6,132	24,529	30,661

J. J. Manning	2020	4,188	16,753	20,941
	2019	5,215	20,860	26,075
	2018	4,595	18,381	22,976

E. C. Mitchell	2020	4,279	17,116	21,395
	2019	3,592	14,368	17,960

(7)
Includes non-retirement plan benefits. The non-retirement plan benefits include financial planning, personal use of Company automobiles or allowances for individually leased vehicles, an executive physical, and reimbursement of club membership dues and expenses. In addition, Mr. John Manning’s son was a recipient of a four-year scholarship stipend from the Sensient Technologies Foundation in connection with the Sensient Technologies Corporation Scholarship Program beginning in 2020.  The program is opened on a yearly basis to high-school students who are children of regular, full-time employees of the Company. The National Merit Scholarship Corporation, an independent, not-for-profit organization, chooses the recipients of the scholarship stipends. The named executive officers did not receive any tax gross-ups related to these various other benefits. Does not include health and welfare plan benefits that are generally available to all salaried employees and do not discriminate in scope, terms, or operation in favor of executive officers. The amounts listed under the column entitled “All Other Compensation” in the “Summary Compensation Table” related to non-retirement plan benefits are listed in the table below:

Non-Retirement Plan Benefits

Name	Year	Financial Planning ($)	Automobile ($)	Executive Physical ($)	Club ($)	Scholarship ($)	Tax Gross-Up Payments ($)	Total ($)
P. Manning	2020	$7,785	$27,000	$1,500	$9,673	$-	$-	$45,958
	2019	3,335	24,406	-	7,561	-	-	35,302
	2018	2,660	15,985	174	4,733	-	-	23,552

S. J. Rolfs	2020	5,250	24,000	-	-	-	-	29,250
	2019	3,734	18,356	115	-	-	-	22,205
	2018	5,670	14,850	-	-	-	-	20,520

M. C. Geraghty	2020	-	24,000	-	-	-	-	24,000
	2019	2,640	16,638	-	-	-	-	19,278
	2018	-	15,981	-	-	-	-	15,981

J. J. Manning	2020	1,825	21,000	-	-	5,000	-	27,825
	2019	2,825	18,399	-	-	-	-	21,224
	2018	1,675	12,621	-	-	-	-	14,296

E. C. Mitchell	2020	930	24,000	-	-	-	-	24,930
	2019	910	24,000	-	-	-	-	24,910

Grants of Plan-Based Awards

As detailed above, Sensient provides incentive compensation to employees through its annual management incentive plans and its stock plans. The annual management incentive plans for executive officers provide annual cash payments to executives based upon achieving overall Company performance goals. The stock plans authorize the Compensation Committee to grant restricted stock and performance stock units to key employees. The Company has not granted stock options since 2008. The Committee makes annual decisions, typically in December of each year, regarding appropriate equity-based awards for each executive primarily based upon the Company’s financial performance, each executive’s level of responsibility, and data from peer group companies. See “Components of Executive Compensation and Benefits Programs — Annual Incentive Plan Awards” and “Components of Executive Compensation and Benefits Programs — Equity Awards” above for descriptions of our annual management incentive plans and stock plans.

INCENTIVE PLAN AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units(3) (#)	Underlying Options (#)		and Option Awards(4)
P. Manning	2/13/20	$0	$945,000	$1,890,000	-	-	-	-	-	$-	$-
	12/10/20	-	-	-	0	29,059	58,118	19,373	-	-	3,550,066
S. J. Rolfs	2/13/20	0	308,750	617,500	-	-	-	-	-	-	-
	12/10/20	-	-	-	0	8,186	16,372	5,457	-	-	1,000,032
M. C. Geraghty	2/13/20	0	289,250	578,500	-	-	-	-	-	-	-
	12/10/20	-	-	-	0	5,198	10,396	3,466	-	-	635,071
J. J. Manning	2/13/20	0	263,250	526,500	-	-	-	-	-	-	-
	12/10/20	-	-	-	0	4,052	8,104	2,702	-	-	495,068
E. C. Mitchell	2/13/20	0	237,250	474,500	-	-	-	-	-	-	-
	12/10/20	-	-	-	0	5,198	10,396	3,466	-	-	635,071

(1)
These are awards authorized by the Compensation Committee on February 13, 2020, under the annual cash-based management incentive plans, which provide for incentive payments conditioned upon the Company’s performance in 2020. The annual management incentive plans provide annual cash payments to executives based upon a percentage of each officer’s 2020 salary multiplied by a weighted average of achieving overall Company adjusted EBITDA (50% weight), adjusted revenue improvement (30% weight), and cash flow improvement (20% weight) goals as described above. For Messrs. Michael Geraghty and Craig Mitchell, the amounts paid under the management incentive plans were based upon performance goals that were split between Group (70%) and Corporate results (30%) and measured based on a weighted average of the Color and Flavor Groups’ achievement of two performance goals: adjusted operating profit improvement (70% weight), and adjusted revenue improvement (30% weight). Additionally, Messrs. Geraghty and Mitchell were each eligible for a Working Capital Incentive based upon Days Inventory on Hand (DIH) reduction (70% weight) and Days Payable on Hand (DPH) improvement (30% weight) with a target payout of $100,000 if the goals described in “Components of Executive Compensation and Benefits Program — Annual Incentive Plan Awards” were met. The target amounts are based on 100% of 2020 salary for Mr. Paul Manning and 65% of 2020 salary for Messrs. Rolfs, Geraghty, John J. Manning, and Mitchell. The maximum amounts are 200% of the target amount for each officer.

(2)
These are awards authorized by the Compensation Committee on December 10, 2020, under the Company’s 2017 Stock Plan, which provide for incentive payments conditioned upon the Company’s performance over the 2021-2023 three-year period. These awards consist of performance stock units granted to the named executive officers, which become earned and vest after satisfaction of a weighted average of achieving two separate performance metrics consisting of: (a) adjusted EBITDA growth (70% weight) and (b) adjusted return on invested capital (30% weight).

(3)	These are awards of restricted stock authorized by the Compensation Committee on December 10, 2020, under the Company’s 2017 Stock Plan. These awards vest following a three-year period of restriction.

(4)
The grant date fair value of the stock awards granted to the named executive officers equals the closing market price of our Common Stock on the December 10, 2020 grant date multiplied by the number of shares of stock, or units, as applicable, awarded. Assuming target levels of performance, each performance stock unit would be converted into one share of Common Stock after the three-year performance period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (2020)

			Option Awards			Stock Awards(1)

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

P. Manning	12/7/17	-	-	$-	-	39,100	(2)(3)	$2,884,407	(3)
	12/6/18	-	-	-	-	48,900	(2)	3,607,353
	12/5/19	-	-	-	-	50,378	(2)	3,716,385
	12/10/20	-	-	-	-	48,432	(2)	3,572,829
								13,780,974

S. J. Rolfs	12/7/17	-	-	-	-	11,700	(2)(3)	863,109	(3)
	12/6/18	-	-	-	-	14,600	(2)	1,077,042
	12/5/19	-	-	-	-	14,136	(2)	1,042,813
	12/10/20	-	-	-	-	13,643	(2)	1,006,444
								3,989,408

M. C. Geraghty	12/7/17	-	-	-	-	7,800	(2)(3)	575,406	(3)
	12/6/18	-	-	-	-	9,800	(2)	722,946
	12/5/19	-	-	-	-	9,529	(2)	702,954
	12/10/20	-	-	-	-	8,664	(2)	639,143
								2,640,449

J. J. Manning	12/7/17	-	-	-	-	4,900	(2)(3)	361,473	(3)
	12/6/18	-	-	-	-	6,100	(2)	449,997
	12/5/19	-	-	-	-	6,178	(2)	455,751
	12/10/20	-	-	-	-	6,754	(2)	498,243
								1,765,464

E. C. Mitchell	12/6/18	-	-	-	-	8,200	(2)	604,914
	12/5/19	-	-	-	-	8,377	(2)	617,971
	12/10/20	-	-	-	-	8,664	(2)	639,143
								1,862,028

(1)
The value indicated in the table is based on the $73.77 per share closing price of a share of Common Stock on December 31, 2020 and assumes target levels of performance for the performance stock units.

(2)
The 2017, 2018, and 2019 awards consisted of 100% performance stock units. The 2020 awards consist of 60% performance stock units and 40% restricted stock awards. The performance stock units are eligible to vest based upon the Company’s achievement during a three-year performance period of certain performance criteria based on (a) adjusted EBITDA growth and (b) return on invested capital. The actual number of shares earned will be determined and vest following the three-year performance period. The restricted stock awards will vest three years following the grant date.

(3)
On February 11, 2021, these performance stock units vested at 0% of the target award amount shown above based upon the Company’s achievement of certain performance criteria based on adjusted EBITDA growth and return on invested capital during a three-year performance period.

OPTION EXERCISES AND STOCK VESTED (2020)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
P. Manning	-	$-	-	$-
S. J. Rolfs	-	-	-	-
M. C. Geraghty	-	-	-	-
J. J. Manning	-	-	-	-
E. C. Mitchell	-	-	-	-

Defined Benefit Plans

Sensient Technologies Pension Benefits

Non-U.S. employees maintain the retirement benefits in their home country. Sensient does not provide any defined benefit pension plans for the named executive officers other than the Supplemental Executive Retirement Plan described below.

Supplemental Executive Retirement Plan (“SERP”)

Historically, Sensient offered a SERP to selected Sensient officers and key employees. The SERP provides a non- qualified supplemental executive retirement benefit. As described below, in 2014 Sensient closed the SERP to new participants and froze the benefits payable to existing participants.

Following the enactment of Section 409A of the Internal Revenue Code of 1986, the SERP was amended to comply with the Section 409A requirements and to permit the SERP to make payments to satisfy FICA and other tax obligations prior to retirement. A pre-retirement survivor income benefit equal to between 30% and 35% of the sum of base salary and 100% (50% for certain officers) of the highest annual cash incentive award paid since reaching a specified age for the participating named executive officers, payable for 20 years, is available to designated beneficiaries if the participant dies prior to retirement. Other than instances of death or disability, participants are not vested and are not eligible for any benefit until they reach a defined retirement age, which is stated in terms of age and years of service. Generally, participants are not eligible for a full benefit until age 62 and no benefits are vested prior to age 55. A participant may receive his retirement income benefit as a lump sum distribution by making an advance election. In the event of a change of control, lump sum distributions are required. The benefit obligations under the SERP are funded under Rabbi Trust B described below. All of the named executive officers, other than Mr. Mitchell who joined Sensient after the SERP was frozen and closed to new participants, now participate in the SERP. Mr. Paul Manning began participating in SERP on January 1, 2012. Under their respective agreements under the SERP, each of the participating named executive officers is entitled to 20 years of benefits, and the applicable percentages of pre-retirement survivor income benefits and supplemental retirement income benefits for the participating named executive officers are 35% for Mr. Paul Manning and 30% for Messrs. Rolfs, Geraghty, and John J. Manning. The named executive officers also participate in the supplemental benefit plans described under “Nonqualified Deferred Compensation” below. The supplemental benefit plans are non-qualified excess benefit and supplemental retirement plans as described in Sections 3(36) and 201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The SERP was frozen effective December 31, 2016, with respect to Mr. Rolfs, and December 31, 2015, with respect to all other SERP participants. As a result, no further benefits will accrue under the SERP for any named executive officer after the applicable freeze date. Although no additional benefits accrue under the SERP for any compensation or service after the freeze date, the actuarial present value of these frozen future benefits will increase by a nominal amount each year primarily because the executive officer will be one year closer to retirement age. These future nominal increases in actuarial present value due to the passage of time will be listed under the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the “Summary Compensation Table.”

PENSION BENEFITS (Year-end 2020)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
P. Manning	SERP	6	$8,844,000	$-
S. J. Rolfs	SERP	19	2,988,000	-
M. C. Geraghty	SERP	4	2,192,000	-
J. J. Manning	SERP	2	1,310,000	-
E. C. Mitchell	-	-	-	-

(1) The benefits for Messrs. Paul Manning, Rolfs, Geraghty, and John J. Manning had not yet vested at year-end.

Nonqualified Deferred Compensation

Eligible Company executives are entitled to defer up to 25% of their annual salary under the executive income deferral plan. Amounts deferred earn interest at the average interest rate on AAA rated corporate bonds and are payable upon retirement or over a 15-year period, unless the executive elects to receive an actuarially equivalent joint and survivor benefit, reduced by up to 20% depending upon the executive’s age at retirement. The Company also has a supplemental benefit plan that includes the supplemental ESOP benefit plan and the supplemental savings plan to replace benefits that cannot be allocated to the executives in the qualified ESOP and savings plan because of government imposed annual limitations. Each of these plans are nonqualified excess benefit and supplemental retirement plans as described in Sections 3(36) and 201(2) of the ERISA. Information for each of the named executive officers is set forth below relating to nonqualified deferred compensation.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
P. Manning	$-	$61,600	$50,492	$-	$616,259
S. J. Rolfs	-	19,013	48,960	-	481,878
M. C. Geraghty	-	11,926	22,643	-	176,128
J. J. Manning	-	12,075	10,026	-	76,213
E. C. Mitchell	-	3,959	775	-	4,734

(1)	The amount included in this column for each named executive officer is included in such named executive officer’s compensation set forth in the “Summary Compensation Table” above.

The Company has established three so-called “Rabbi Trusts” by entering into trust agreements with a trustee to assure the satisfaction of the obligations of the Company under various plans and agreements to make deferred and other payments to certain of its past, present, and future executives and directors, including the named executive officers. Rabbi Trust A requires the Company to deposit assets into (“fund”) the Trust in the event of a “Potential Change of Control” (as defined therein) in an amount sufficient to satisfy the Company’s expenses and obligations to Mr. Paul Manning, the other named executive officers, and other executive officers under their Change of Control Employment and Severance Agreements (except to the extent that those obligations consist of benefits covered by Rabbi Trust B). Rabbi Trust A is currently not funded except with a nominal amount of assets and is currently revocable, but will become irrevocable once it is funded. The Board may elect to fund Rabbi Trust A in whole or in part prior to the occurrence of a Potential Change of Control.

Rabbi Trust B was created to fund the Company’s expenses and obligations under various employee benefit plans, including four plans in which the named executive officers may participate: the SERP, the supplemental benefits plan, and the executive and management income deferral plans. The Company makes annual contributions to Rabbi Trust B, which held approximately $50.1 million of assets as of December 31, 2020. Rabbi Trust B is irrevocable.

Rabbi Trust C was created to assure that payments to non-employee directors under the director retirement and deferred compensation plans described under “Director Compensation and Benefits” will not be improperly withheld. Rabbi Trust C is currently funded with a nominal amount, and is also funded from time to time as payouts are made under these plans, although the Company may elect to fund it at any time. Rabbi Trust C is irrevocable.

Each of the Rabbi Trusts will terminate upon the earlier of the exhaustion of the trust corpus or the final payment to the directors or executives pursuant to the respective plans and agreements covered thereby, and any remaining assets will be paid to the Company.

Potential Payments Upon Termination or Change of Control

Employment Agreement. As noted above, the Company has an employment agreement with Mr. Paul Manning, the Company’s Chief Executive Officer. Pursuant to the terms of this employment agreement, Mr. Paul Manning serves as the Company’s Chairman, President, and Chief Executive Officer. The initial term of this employment agreement is for a period of three years, ending on February 13, 2023 (the “Term”), and shall automatically extend for additional one year periods unless either party provides the other party with at least 12 months advance written notice that no such extension shall occur. This employment agreement may be terminated with or without cause, by the Company or by Mr. Paul Manning, subject to the rights and obligations contained therein. During the Term, Mr. Paul Manning initially received an annual base salary of $945,000, and such salary is reviewed annually by the Compensation Committee based on Mr. Paul Manning’s performance and the Company’s compensation policies. In addition, Mr. Paul Manning is eligible for an annual incentive bonus, payable in cash and/or equity, based on criteria determined by the Compensation Committee and receives benefits consistent with those received by other executive officers of the Company. For purposes of the agreement, “cause” means conviction of an act of fraud, theft, or embezzlement or of other acts of dishonesty, gross misconduct, willful disclosure of trade secrets, gross dereliction of duty, or other grave misconduct that is substantially injurious to Sensient. “Good Reason” for Mr. Paul Manning to resign would exist if Sensient reduced his base salary, assigned him inconsistent duties, reduced his powers or functions, transferred him outside of Milwaukee, or otherwise materially breached the agreement.

The Company does not have employment contracts with its other executive officers (it does have contracts effective upon a change of control, as described above and below).

The following table describes the potential payments to Mr. Paul Manning upon a hypothetical termination without cause or by Mr. Paul Manning for “Good Reason” on December 31, 2020. The actual amounts that may be paid upon such a termination can only be determined if it actually occurs.

Termination Benefits (3 x base salary & bonus)(1)	Health and Other Benefit Plans (3 x annual benefits)	SERP (3 years’ service & age credit)	Total

$6,267,735	$336,780	$11,815,439	$18,419,954

(1)	The severance amount is calculated as three times the sum of the executive’s base salary plus the highest annual bonus for the last five years or since reaching age 50, whichever is greater.

Change of Control Agreements. In the event of a change of control of the Company, Mr. Paul Manning’s employment contract would be superseded by a Change of Control Employment and Severance Agreement as described above. The Company also has change of control agreements with certain of its executive officers (including each of the named executive officers). See “Change of Control Agreements” above for further information about these agreements.

The following table describes the potential payments upon a hypothetical change of control of Sensient on  December 31, 2020, followed by a qualifying severance (other than with respect to the vesting of stock awards). The actual amounts that may be paid upon such a change of control can only be determined if it actually occurs.

Executive	Severance Amount(1)	Pension Enhancement(2)	Value of Stock Awards That Vest Early(3)	Estimated Employee Benefits	Estimated Excise Taxes, Grossed-Up For Other Taxes Thereon(4)	Total Estimated Payments
P. Manning	$6,267,735	$12,123,576	$13,780,974	$336,780	$-	$32,509,065
S. J. Rolfs	2,912,070	324,627	3,989,408	199,440	-	7,425,545
M. C. Geraghty	2,396,916	252,088	2,640,450	108,383	-	5,397,837
J. J. Manning	1,778,100	1,698,168	1,765,464	149,303	-	5,391,035
E.C. Mitchell	1,283,703	53,878	1,862,029	136,766	-	3,336,376

(1)	The severance amount is calculated as three times the sum of the executive’s base salary plus the highest annual bonus for the last five years or since reaching age 50, whichever is greater.

(2)
The pension enhancement is calculated based on the value of three additional years of employer contributions under Sensient’s benefit plans. For the named executive officers other than Mr. Mitchell, the pension enhancement also includes calculation of the SERP benefits using the 2015 salary (2016 salary for Mr. Rolfs) and the bonus paid in February 2015.

(3)
Performance stock units awarded in 2018, 2019, and 2020 are subject to accelerated vesting at target performance levels upon a change of control, whether or not followed by a qualifying severance, during their respective three-year performance period. Pursuant to the terms of the restricted stock awards, the Compensation Committee may, among other actions, provide for the acceleration of any time period relating to the vesting of a restricted stock award or may provide for the purchase or termination of such awards for an amount of cash that could have been received had the award been currently exercisable. The above table assumes early vesting of such awards.

(4)	None of the Company’s change of control agreements provide for any tax gross-ups.

CHIEF EXECUTIVE OFFICER PAY RATIO

The SEC requires disclosure of the Chief Executive Officer to median employee pay ratio. Our Chief Executive Officer to median employee pay ratio is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining the total cash compensation for all employees, excluding our Chief Executive Officer, as of November 13, 2020. We believe the use of total cash compensation is a consistently applied compensation measure because we do not widely distribute equity awards to employees. Approximately 2% of our employees received equity awards in 2020. We included all employees, whether employed on a full-time, part-time, seasonal, or temporary basis.  We excluded from consideration employees who were on a leave of absence for the entirety of 2020.  We annualized the compensation of permanent full-time and part-time employees who were employed for a partial year.  Consistent with Item 402(u)(4)(ii) of Regulation S-K, we applied the de minimis exemption to exclude employees in four countries.  Our total number of employees as of November 13, 2020, as defined in Item 402(u)(3) of Regulation S-K, was 3,799, of which 1,570 employees were located in the United States, and 2,229 employees were located outside the United States.  Utilizing these headcounts, we exempted 83 employees from the Philippines, 14 employees from Indonesia, 4 employees from the Netherlands, and 3 employees from Hong Kong, for a total of 104 employees, under the de minimis exemption.

We calculated the median employee’s 2020 compensation using the same methodology we use for our named executive officers as set forth in the 2020 Summary Compensation Table included in this proxy statement. We then added the value of health and welfare plan benefits to both the median employee’s 2020 compensation and Mr. Paul Manning’s 2020 compensation (as reflected above in the Summary Compensation Table included in this proxy statement).

Our median employee’s total compensation for 2020 was $76,753 (which included $21,298 in health insurance benefits, a $1,334 contribution by the Company to the employee’s 401(k) plan account, and a $535 contribution by the Company to the employee’s ESOP account) and Mr. Paul Manning’s total compensation for 2020 was $7,320,185 (which included $15,635 in health insurance benefits paid by the Company, a $39,889 contribution by the Company to Mr. Paul Manning’s 401(k) plan account, and a $9,972 contribution by the Company to Mr. Paul Manning’s ESOP account). As a result, Mr. Paul Manning’s total compensation for 2020 was approximately 95 times that of our median employee.

In 2020, the annual total compensation of our CEO included an increase in the actuarial present value of the SERP of $1,366,000. If this change in valuation was excluded from the CEO’s total annual compensation, the pay ratio in 2020 would be 78 to 1.

Given the different methodologies that various public companies will use to determine their CEO pay ratios, the CEO pay ratio reported above should not be used as a basis for comparison between companies.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2020, with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by the Company’s shareholders	451,176	(1)	-	(2)	1,359,022	(3)

Equity compensation plans not approved by the Company’s shareholders	-		-		-

Total	451,176	(1)	-	(2)	1,359,022	(3)

(1)
Includes 340,704 performance stock unit awards under the Company’s 2017 Stock Plan at their target values. The ultimate amount of performance stock units that could vest can range from 0% to 150% of target amount for the 2017 and 2018 awards and from 0% to 200% of target amount for the 2019 and 2020 awards, or from 0 units to 595,973 units for all awards. Excludes deferred shares, which have no exercise price.

(2)	There are no outstanding options, and the restricted stock awards and performance stock units do not have an exercise price.

(3)
Includes the following as of December 31, 2020: (i) up to 1,122,244 shares of restricted stock and performance stock units that may be issued under the Company’s 2017 Stock Plan (after reserving 595,973 shares of Common Stock, the maximum shares that could be earned under outstanding performance stock unit awards); and (ii) up to 200,000 shares of deferred stock issuable under the Company’s 1999 Amended and Restated Directors Deferred Compensation Plan; and (iii) up to 36,778 shares that may be issued in the form of restricted stock under the Company’s 2012 Non- Employee Directors Stock Plan.

TRANSACTIONS WITH RELATED PERSONS

The Company’s Code of Conduct provides that, except with the prior knowledge and consent of the Company, directors and employees are not permitted to have a financial interest in a supplier, competitor, or customer of the Company because of the potential conflicts of interest raised by such transactions. There is a limited exception for ownership of securities of less than 5% of the stock of a private company or of a publicly traded corporation unless the investments are of a size that would allow the owner to have influence or control over the company or corporation. The Company’s policies include no minimum size for this restriction on potential conflict of interest transactions. Actual or potential conflict of interest transactions or relationships are to be reported either to the Company’s General Counsel or Director, Internal Audit. Waivers or exceptions for executive officers or directors may be granted only in advance and under exceptional circumstances and only by the Board or an appropriate committee thereof. They are also subject to the Company’s disclosure controls and procedures to ensure compliance with applicable law and exchange requirements.

Mr. John J. Manning (the Company’s Senior Vice President, General Counsel, and Secretary) is the brother of Mr. Paul Manning (the Company’s Chairman, President, and Chief Executive Officer). The employment arrangement of Mr. John J. Manning was carefully considered and approved when he joined the Company and, again, when he was promoted to General Counsel in 2016, by the Audit Committee as well as the full Board in accordance with the Code of Conduct. His pay is determined by the Compensation and Development Committee in the same manner as other executives of the Company. As one of Sensient’s named executive officers, his 2018-2020 compensation is described above.

There were no other transactions since the beginning of 2020, and there are no proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which (a) any director, executive officer, director nominee, or immediate family member of a director, executive officer, or nominee or (b) any holder of 5% or more of Common Stock or their immediate family members, had a direct or indirect material interest.

ITEM 2.

ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

Sensient’s compensation policies and procedures are designed to create long-term shareholder value by rewarding performance. In addition, our compensation program is designed to attract, motivate, and retain the key executives who drive our success. Compensation that measures and rewards performance, as well as alignment of that compensation with the interests of long-term shareholders, are key principles of our compensation program design. Although we have made and will continue to make refinements to our compensation program from time to time, these key principles have been unchanged for many years.

We believe that our corporate governance policies, including our executive compensation program, should be and are responsive to shareholder concerns. This principle is embodied in a non-binding, advisory vote that gives our shareholders the opportunity to approve the compensation of our named executive officers as disclosed in this proxy statement, including, among other things, our executive compensation objectives, policies, and procedures. We currently hold these non-binding, advisory votes to approve executive compensation annually, so after the Meeting the next vote will occur at the 2022 Annual Meeting of Shareholders. This vote is intended to provide an overall assessment of our executive compensation program rather than to focus on any specific item of compensation. The Compensation Committee, and the Board as a whole, value the opinions of our shareholders and intend to take the outcome of this vote into account when considering future executive compensation arrangements. However, because the vote is advisory, it will not directly affect any existing compensation awards of any of our executive officers, including our named executive officers.

As discussed in the “Compensation Discussion and Analysis” section, above, our executive compensation program is designed:

•	to measure and reward performance from each of our executive officers and from the management team as a whole;

•
to align Sensient’s interests with the interests of executives and other employees through compensation programs that recognize individual contributions toward the achievement of corporate goals and objectives without encouraging unnecessary or excessive risks;

•	to further link executive and shareholder interests through equity-based compensation and long-term stock ownership arrangements;

•	to attract and retain high caliber executive and employee talent; and

•	to encourage management practices, controls, and oversight that prioritize ethical behavior and minimize the risks present in Sensient’s business.

The application of these principles and our executive compensation philosophy, policies, and procedures have resulted in a corporate culture that recognizes and rewards individual and team performance without encouraging unnecessary or excessive risk taking. We have made and will continue to make refinements to our compensation program from time to time.

As described in the “2020 Highlights” section of our “Compensation Discussion and Analysis” section above, during 2020, we reported strong revenue and operating profit growth in the Flavors & Extracts Group, the food and pharmaceutical business in the Color Group, and the Asia Pacific Group. Our cash flow from operations increased 23% to $218.8 million in 2020. We paid down over $90 million of debt and our debt to EBITDA ratio (as defined in our debt covenants) is now 2.4. Our stock price increased from $66.09 to $73.77 per share during 2020, reflecting a year-over-year stock price appreciation of 12%, and a one-year total shareholder return of 15%, including the impact of our dividends, which we continued to pay throughout the year. Our 2020 performance drove incentive cash award earnings, and our performance in 2018 and 2019 led to 0% payout on our 2017 performance stock unit awards, to our named executive officers. The 2020 shareholder advisory vote showed strong shareholder support for our compensation program and we continue strong executive compensation practices.

We encourage you to consider the detailed information provided in the “Compensation Discussion and Analysis” and in the Summary Compensation Table and the tables and other information that follow it. The Board and the Compensation Committee will review the advisory voting results and will take them into account in making future executive compensation decisions.

After reviewing the information provided above and in the other parts of this proxy statement, the Board asks you to approve the following advisory resolution:

RESOLVED, that Sensient’s shareholders hereby approve, on an advisory, nonbinding basis, the compensation paid to Sensient’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this proxy statement.

This advisory vote will be approved if more shares are voted in favor of ratification than are voted against this proposal. Abstentions and broker non-votes will not affect the outcome of this proposal. If no voting specification is made on a properly executed and transmitted proxy card (excluding broker non-votes), the proxies named on the proxy card will vote “For” this resolution.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL APPROVING THE COMPENSATION PAID TO SENSIENT’S NAMED EXECUTIVE OFFICERS AS DISCLOSED HEREIN.

ITEM 3.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee, subject to shareholder ratification, has selected Ernst & Young LLP, certified public accountants, to audit the financial statements of the Company for the year ending December 31, 2021.

Although not required by law to submit the appointment to a vote by shareholders, the Audit Committee and the Board consider it appropriate, as a matter of policy, to request that the shareholders ratify the appointment of Ernst & Young LLP as independent auditors for 2021. Assuming that a quorum is present, the selection of Ernst & Young LLP will be deemed to have been ratified if more shares are voted in favor of ratification than are voted against ratification. Under Wisconsin law, any shares of Common Stock that are not voted on this matter at the Meeting (whether by abstention or otherwise) will have no effect on this matter. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate shareholder questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2021. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE RATIFICATION OF SUCH APPOINTMENT.

OTHER MATTERS

Company management knows of no business that will be presented for action at the Meeting other than those items identified in the Notice of Annual Meeting. Pursuant to the Company’s By-laws, written notice of any shareholder proposals to be presented at the Meeting must have been received by the Secretary no later than November 6, 2020. As no notice of any shareholder proposals was received, no business may be brought before the Meeting by any shareholders. If other matters are brought before the Meeting by the Board of Directors, it is intended that proxies will be voted at the Meeting in accordance with the judgment of the person or persons exercising the authority conferred by such proxies.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

The Company welcomes constructive comments or suggestions from its shareholders, both regarding its executive compensation program and regarding other corporate governance or business matters. In the event a shareholder desires to have a proposal formally considered at the 2022 Annual Meeting of Shareholders, which is expected to be held on April 21, 2022, and included in the proxy statement for that meeting, the proposal must be in writing and received by the Secretary of the Company on or before November 5, 2021, and must otherwise comply with the applicable rules of the SEC.

In addition, the Company’s By-laws establish procedures for shareholder nominations for election of directors of the Company and bringing business before any annual meeting of shareholders of the Company. Among other things, to bring business before an annual meeting or to nominate a person for election as a director at an annual meeting, a shareholder must give written notice to the Secretary of the Company not less than 90 days (and, in the case of nominations, not more than 120 days) prior to the third Thursday after the first Friday in the month of April next following the last annual meeting held. The notice must contain certain information about the proposed business or the nominee and the shareholder making the proposal as specified in the By-laws. Nominations for election of directors must include a completed D&O questionnaire from the nominee and specified written affirmations and other materials as described in the By-laws.

Under the Company’s By-laws, appropriate shareholder proposals, including shareholder nominations for election of directors of the Company, will be presented at the 2022 Annual Meeting of Shareholders without inclusion in the proxy materials if such proposals comply with the requirements of our By-laws as described above and are received by the Company no later than January 21, 2022.

Any shareholder interested in making a nomination or proposal should request a copy of the applicable By-law provisions from the Secretary of the Company or obtain them from the Company’s website (https://www.sensient.com/about-us/corporate-governance), and send any such nomination or proposal to the Secretary of the Company at the Company’s executive offices at 777 East Wisconsin Avenue, 11th Floor, Milwaukee, Wisconsin 53202.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE REQUESTED TO VOTE ON A PHYSICAL PROXY CARD, BY PHONE, OR BY INTERNET ACCORDING TO THE INSTRUCTIONS ON THE PROXY AS SOON AS POSSIBLE. IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER OR BANK, ONLY YOUR BROKER OR BANK CAN SUBMIT THE PROXY ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO SUBMIT THE PROXY ON YOUR BEHALF.

UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, ADDRESSED TO THE SECRETARY OF THE COMPANY, THE COMPANY WILL PROVIDE TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF THE COMPANY’S 2020 ANNUAL REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE EXHIBITS TO THE 2020 ANNUAL REPORT.

By Order of the Board of Directors

John J. Manning
Secretary

Appendix A

SENSIENT TECHNOLOGIES CORPORATION
DIRECTOR SELECTION CRITERIA

Business Background, Skills and Experience

In order to be considered as a potential or continuing member of the Board of Directors of Sensient Technologies Corporation (the “Company”), candidates should have relevant business and industry skills and experience, including a background, demonstrated skills or experience in at least one of the following areas:

•	Substantial recent business experience at the senior management level, preferably as chief executive officer.

•	Recent leadership position in the administration of a major college or university.

•	Recent specialized expertise at the doctoral level in a science or discipline important to the Company’s business.

•	Recent prior senior level governmental or military service.

•	Financial expertise or risk assessment, risk management, or employee benefit skills or experience.

In addition, international experience in geographic areas which are significant to the Company is highly desirable.

The Board will consider the desirability of the continued service of directors who change their primary employment. Such directors are expected to tender their resignations to assist the Board in evaluating such desirability on a timely basis.

Personal

Candidates should possess strong personal attributes, including ability, unquestionable integrity and honesty, leadership, independence, interpersonal skills, and strong moral values.

Candidates (other than the Chairman of the Board, President and Chief Executive Officer) should be independent of management and free of potential material conflicts with the Company’s interests.

NOTE: CANDIDATES ARE GENERALLY EXPECTED TO MEET THE INDEPENDENCE REQUIREMENTS RELATING TO DIRECTORS UNDER APPLICABLE LAWS AND REGULATIONS. NOMINEES ARE ALSO REQUIRED TO PROVIDE A WRITTEN AFFIRMATION THAT, AMONG OTHER THINGS, THE NOMINEE IS NOT AN EMPLOYEE, DIRECTOR OR AFFILIATE OF ANY COMPETITOR OF THE COMPANY.

Other

In considering any particular candidate, the Board will consider the following additional factors:

•	The candidate’s ability to work constructively with other members of the Board and with management.

•
Whether the candidate brings an appropriate mix of skills and experience that will enhance the diversity and overall composition of the Board. Directors should be selected so that the Board is a diverse body, with diversity reflecting gender, race, ethnicity, national origin, and professional experience.

•
Whether the candidate is able to devote the time necessary to properly discharge his or her responsibilities. The Board will consider the number of other boards on which the candidate serves, and the likelihood that such other service will interfere with the candidate’s ability to perform his or her responsibilities to the Company.

Candidates will be considered without discrimination because of their race, religion, color, sex, age, national origin, disability, veteran, or military status or any other characteristic protected by state, federal, or local law.

A-1

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: n TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.  TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.  The Board of Directors Recommends a Vote “FOR” all Nominees listed in Item 1, and “FOR” Items 2 and 3.  1. Election of directors: FORAGAINSTABSTAINFORAGAINSTABSTAIN  01 Joseph Carleone□□□06 Paul Manning□□□02 Edward H. Cichurski□□□07 Deborah McKeithan-Gebhardt □□□  Please fold here — Do not separate.  03 Mario Ferruzzi□□□08 Scott C. Morrison□□□ 04 Carol R. Jackson□□□09 Elaine R. Wedral□□□ 05 Donald W. Landry □□ □10 Essie Whitelaw□□□ 2.Proposal to approve the compensation paid to Sensient’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the accompanying proxy statement.□For□Against□Abstain  3.Proposal to ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors of Sensient for 2021.□For□Against□Abstain  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, AND “FOR” ITEMS 2 AND 3.  Date_______________________________________  Signature(s) in Box  Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis tra-tors, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy

SENSIENT TECHNOLOGIES CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

To register for the virtual meeting, please follow the instructions below:

- Visit register.proxypush.com/sxt on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure your browser is compatible.
- As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.
- After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

SENSIENT

proxy

INTERNET	PHONE	MAIL
www.proxypush.com/sxt	1-866-883-3382	Mark, sign, and date your proxy card and return it in the postage-paid envelope provided in time to be received by April 21, 2021.
Use the Internet to vote your proxy.	Use a touch-tone telephone to vote your proxy.	

SENSIENT TECHNOLOGIES CORPORATION ANNUAL MEETING OF SHAREHOLDERS To be held virtually on Thursday, April 22, 2021 8:00 a.m., Central Time Register to attend the virtual meeting at register.proxypush.com/sxt Sensient Technologies Corporation 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 proxy This proxy is solicited on behalf of the Board of Directors of Sensient Technologies Corporation.  The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. Shares held in the same registration will be combined into the same proxy card whenever possible. However, shares held with different registrations cannot be combined and therefore a shareholder may receive more than one proxy card. If you hold shares in multiple accounts with different registrations, you must vote each proxy card you received to ensure that all shares you own are voted.  If no choice is specified, the proxy will be voted “FOR” all nominees listed in Item 1, and “FOR” Items 2 and 3.  By signing this proxy, you revoke all prior proxies and constitute and appoint PAUL MANNING and JOHN J. MANNING, and each of them, with full power of substitution, your true and lawful Proxies, to represent and vote, as designated below, all shares of Common Stock of Sensient Technologies Corporation which you are entitled to vote at the Annual Meeting of Shareholders of such corporation to be held virtually on Thursday, April 22, 2021, 8:00 a.m., Central Time, and at any adjournment thereof. Register to attend the virtual meeting at register.proxypush.com/sxt.  This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of Sensient Technologies Corporation’s employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, the shares will be voted in accordance with the provisions of the respective plans.  Vote by Internet, Telephone, or Mail  24 Hours a Day, 7 Days a Week  Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. INTERNET  PHONE  MAIL INTERNET PHONE MAIL  www.proxypush.com/sxt 1-866-883-3382  Use the Internet to vote your proxy Use a touch-tone telephone to Mark, sign, and date your proxy until 11:59 p.m. (CT) on vote your proxy until 11:59 p.m. (CT) card and return it in the April 21, 2021. For shares held in on April 21, 2021. For shares held postage-paid envelope provided. Sensient’s employee benefit plans, in Sensient’s employee benefit plans, the deadline is 11:59 p.m. (CT) the deadline is 11:59 p.m. (CT) on April 19, 2021. on April 19, 2021.  If you vote your proxy by Internet or by telephone, you do NOT need to mail back your Proxy Card.